STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (the "Agreement") is made as of April 7, 1997 by and between Hector Regner, Vanna Regner and the Regner Family Trust
dated September 10, 1984 (the "Trust") as the selling shareholders (collectively, the "Shareholders") of Neutronic Stampings, Inc., a California corporation (the "Corporation"), and Elexsys International, Inc., a Delaware corporation (the "Buyer"). The Corporation is a party to this Agreement solely for purposes of being bound by the provisions of Section 1.3.

                                    Recitals

         A. The Trust owns fourteen thousand (14,000) shares of the common capital stock (the "Stock") of the Corporation. The Trust is a revocable trust and the Shareholders are the beneficiaries of the Trust.

         B. The Corporation is engaged in the business of metal stamping and related activities and is located at 10535 and 10550 Lawson River Avenue, Fountain Valley, CA 92708, although no business activities have commenced at the 10550 Lawson River Avenue site as of the date of this Agreement.

         C. The Shareholders desire to sell fourteen thousand (14,000) shares of the Stock to the Buyer, and the Buyer desires to purchase a total of fourteen thousand (14,000) shares of the Stock from the Shareholders (the "Purchased Stock") pursuant to the terms, covenants, and conditions contained herein.

         Now, Therefore, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

Article 1.    Sale and Transfer of Purchased Stock.

         1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, the closing (the "Closing") of the sale and purchase of the Purchased Stock will take place as set forth in Article 7 of this Agreement. On the closing date specified in Article 7 herein (the "Closing Date"), the Shareholders shall sell, transfer, convey, and deliver the Purchased Stock to
the  Buyer,   and  the  Buyer  shall  purchase  the  Purchased  Stock  from  the
Shareholders for consideration equal to the sum of (i) Four Million Three Hundred Thousand Dollars ($4,300,000) and (ii) the Incremental Note Amount (as defined in Section 1.2(b)) (collectively, the "Purchase Price"). The Purchase Price shall be payable in cash and promissory notes as specified in this Agreement.

         1.2      Payment.  The Purchase Price shall be payable as follows:

                  (a) Two (2)  cashier's  checks,  each  in the  amount  of Nine
                      Hundred Sixty


                                       1.

                      Thousand Dollars ($960,000).

                  (b) Two (2)  promissory  notes in the form attached  hereto as
Exhibit 1.2(b) (the "Notes"),  each in the principal  amount equal to the sum of
(i) Six Hundred Fifty Thousand Dollars ($650,000), and (ii) the result of the multiplication of Two Thousand Five Hundred Dollars ($2,500) by the number of Payment Days. As used in this Agreement, "Payment Day" shall mean each day commencing with, and including, April 8, 1997 and every day thereafter up to, but not including, the date the Buyer specifies that it is prepared to close. The aggregate amount resulting from the application of clause (ii) above in respect of both Notes shall be referred to in this Agreement as the "Incremental Note Amount." The Notes shall also provide the following terms:

                       (i) The Notes shall be of a one-year term and bear interest at the rate of eight percent (8%) per annum.

                       (ii) Payments of principal and interest shall be made in arrears one (1) year after the Closing Date.

                       (iii) The Buyer shall have the right to make payment on the principal balance, in whole or in part, at any time and from time to time without penalty.

                       (iv) Each Note shall be secured by seven thousand (7,000) shares of Purchased Stock. The Buyer shall enter into a security agreement with each of Hector Regner and Vanna Regner in the form attached hereto as Exhibit 1.2(b)(iv) and hereby incorporated by reference.

                  (c) Two (2)  promissory  notes in the form attached  hereto as
Exhibit 1.2(c) (the "Short-Term Notes"), each in the principal sum of Five Hundred Thousand Dollars ($500,000) dated as of the Closing, and providing for terms as follows:

                       (i) The Short-Term Notes shall bear interest at the rate of eight percent (8%) per annum.

                       (ii)  The  entire  principal   balance  and  all  accrued
interest shall be due and payable thirty (30) days after the Closing Date.

                       (iii) The Buyer shall have the right to make payment on the principal balance, in whole or in part, at any time and from time to time without penalty.

                       (iv) Each Short-Term Note shall be secured by the collateral and the security agreement referenced in Subsection 1.2(b)(iv) above.

                  (d) Two (2) checks drawn on the account of the Buyer, each in the amount of Forty Thousand Dollars ($40,000).


                                       2.

         1.3 Sale of Automobiles. In order to facilitate the transactions contemplated herein, the Corporation agrees to transfer title to Vanna Regner to a 1997 Mercedes automobile described as a Model E320, VIN: WDBJF55F5VJ025148, with a California vehicle license of 3SES615. The Corporation further agrees to transfer title to Hector Regner to a 1997 Mercedes automobile described as a Model E420, VIN: WDBJF72F9VA104869 with a California vehicle license of 3RSP605 (the two cars together are hereinafter referred to as the "Automobiles"). Each such Shareholder shall pay for his or her Automobile by endorsing the check made payable to the Shareholder under Section 1.2(d) above to the Corporation at the Closing. Neither the Buyer nor the Corporation makes any representations or warranties to the Shareholders of any kind, express or implied, in fact or by law, with respect to the Automobiles, including without limitation any representation or warranty as to the merchantability, fitness for any particular purpose, condition, value, or use of the Automobiles. The Shareholders acknowledge that they are acquiring the Automobiles "AS IS," without any representation or warranty in respect thereof whatsoever.

         1.4 Share Certificates. At the Closing, the Shareholders shall deliver to the Buyer the share certificates representing ownership of the Purchased
Stock, duly endorsed for transfer, free and clear of all Encumbrances (as defined below in Section 2.5), dated as of the Closing Date.

         1.5      Income Tax Matters.

                  (a) Effective upon and after the Closing:

                       (i) At the request of the Buyer, the Shareholders agree to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986 (a "338(h)(10) Election") to treat the sale of the Purchased Stock by the Shareholders to the Buyer as a sale of assets by the Corporation to the Buyer.

                       (ii) At the request of the Buyer, the Shareholders shall complete and execute Internal Revenue Service Form 8023-A "Corporate Qualified Stock Purchases," designating in Section E of such form that an election under
Section 338(h)(10) of the Internal Revenue Code is being made, and complete and execute such additional forms and documents and take such actions as are necessary to make an Income Tax (as defined in Section 2.18(a)) election under the laws of the State of California and any other applicable states which is comparable to the 338(h)(10) Election hereunder.

                       (iii) The Shareholders shall cooperate with and assist the Corporation and the Buyer in preparing, filing and defending (before the Internal Revenue Service, any State Tax authority and any court) the 338(h)(10) Election and any Income Tax return filed by or in respect of the Corporation or either Partnership.

                       (iv)  The  Buyer   covenants  that  any  such  338(h)(10)
Election shall not adversely affect the liability of the Shareholders for Income or any other Taxes, when


                                       3.

compared to their liability in the absence of a 338(h)(10) Election. The Buyer covenants that the Corporation shall compensate and reimburse the Shareholders for any Income or other Taxes, liabilities, interest, penalties, fines and reasonable costs or expenses they shall incur in cooperating with and assisting the Corporation and the Buyer in preparing, filing or defending the 338(h)(10) Election or any Income or other Tax return filed by or in respect of the Corporation or either Partnership relating to the 338(h)(10) Election. The Buyer agrees that the covenants set forth in this clause (iv) of Section 1.5(a) are subject to Section 11.2.

                  (b) If the Closing occurs, the Buyer shall determine the identity of the person who prepares the final Subchapter S return of the Corporation.

                  (c) The Shareholders shall have the right to participate in any audit of the federal or California Income Tax returns of the Corporation filed under Subchapter S of the Internal Revenue Code at their own expense. Neither the Buyer nor the Corporation will pay any Income Tax, interest, penalties or fines or reach any other settlement with the Internal Revenue Service or the California Franchise Tax Board relating to such returns that might increase the liability of the Corporation or Shareholders to the Internal Revenue Service or the California Franchise Tax Board without the written consent of the Shareholders, which consent shall not be unreasonably withheld. If one or both Shareholders do not respond in a reasonable period of time to notice of such audit, payment or settlement, such consent shall be deemed to have been given.

                  (d) As a post-Closing distribution to the Shareholders, the Corporation shall pay to each Shareholder the amount resulting from the following formula:

                                P = I x 0.105212 x 0.5
                                    ------------------
                                        0.65304


Where "P"  equals  the  amount of the  payment  to each  Shareholder  under this
Section 1.5(d) and "I" equals (i) the amount of the income of the Corporation subject to Income Taxes to be paid by the Shareholders under Subchapter S of the Internal Revenue Code for the period commencing March 1, 1997 and ending on the Closing Date less (ii) the result of the multiplication of the number of Payment Days by $5,000.

Article 2.  Representations and Warranties by the Shareholders.

         The Shareholders represent and warrant to the Buyer as follows:

         2.1      Due Organization; No Subsidiaries, Etc.

                  (a) The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Corporation is not required to be qualified to do business under the laws of any jurisdiction other than the State of California.

                  (b) The Corporation has no subsidiaries.


                                       4.

                  (c) The Corporation has the power and authority to own and operate its properties and to carry on its business as now being conducted, and to perform its obligations described herein, except for certain permits and/or requirements to conduct business at the 10550 Lawson River Avenue site.

                  (d) The directors and officers of the Corporation are as follows: Hector Regner, President and Chief Financial Officer (or Treasurer); Vanna Regner, Vice President and Secretary.

                  (e) The Partnerships are general partnerships under the Uniform Partnership Act of the Corporations Code of the State of California.

         2.2 Articles of Incorporation and Bylaws; Records. The Shareholders have delivered to the Buyer accurate and complete copies of: (i) the Corporation's articles of incorporation and bylaws, including all amendments thereto; (ii) the stock records of the Corporation; (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders, board of directors and all committees of the board of directors of the Corporation; and
(iv) the Partnership agreement and other foundation documents of the Partnerships. The Corporation has not taken any action that is inconsistent in any material respect with any resolution adopted by the Corporation's shareholders, board of directors or any committee of the board of directors. The books, accounts, stock records, minute books and other records of the Corporation and the Partnerships are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

         2.3      Capitalization.

                  (a) The authorized capital stock of the Corporation consists of one million (1,000,000) shares of common stock with no par value, of which fourteen thousand (14,000) shares are issued and outstanding. All of the shares of Stock have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding rights, subscriptions, options, warrants, calls, commitments or agreements to which the Corporation is a party or by which it is bound relating to its authorized or issued capital stock.

                  (b) The Corporation  owns, free and clear of any Encumbrances:
Fifty Percent (50%) of the outstanding partnership interests of H&V Services and Fifty Percent (50%) of the outstanding partnership interests of Neutronic Plating Services (as used herein, H&V Services and Neutronic Plating Services are collectively referred to as the "Partnerships").

         2.4      Financial Statements.

                  (a) The Shareholders have delivered to the Buyer (i) financial
statements   (consisting  of  balance  sheets  and  income  statements)  of  the
Corporation  and the  Partnerships  for


                                        5.

the three years ended December 31, 1996 (collectively, the "Historical Financial Statements"), (ii) the unaudited balance sheets of the Corporation and the Partnerships at March 29, 1997 (the "Unaudited Base Balance Sheets") and (iii) statements of operations of the Corporation and the Partnerships for the two months ended March 29, 1997 (collectively, with the Unaudited Base Balance Sheets, the "Unaudited Financial Statements"). (The Historical Financial Statements and the Unaudited Financial Statements shall collectively referred to as the "Financial Statements".) Where available, the Shareholders shall, pursuant to this Section 2.4, deliver audited Historical Financial Statements to the Buyer.

                  (b) The Financial Statements are accurate and complete, are in accordance with the books and records of the Corporation and the Partnerships, and present fairly the financial position of the Corporation and the Partnerships as of the respective dates thereof and the results of operations for the periods therein specified. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except that the Financial Statements do not include the footnotes or the statement of cash flows generally accepted accounting principles would require. The Unaudited Base Balance Sheets disclose all of the debts, liabilities and obligations of any nature (whether absolute, accrued, contingent or otherwise and whether due or to become due) of the Corporation and the Partnerships at March 29, 1997 which must be disclosed on balance sheets in accordance with generally accepted accounting principles, except that the Unaudited Base Balance Sheets do not include the footnotes generally accepted accounting principles would require. All of the records of the Corporation and the Partnerships are in the actual possession and control of the Corporation and the Partnerships. Adequate and appropriate systems of internal control are in place at the Corporation and the Partnerships which are at least as comprehensive and effective as the systems of internal control customarily maintained by similarly situated companies and partnerships. All accounts receivable reflected in the Financial Statements represent valid obligations of customers arising from bona fide transactions entered into in the ordinary course of business.

                  (c) Neither the Corporation nor either Partnership has made any change in accounting practice, policy or procedure since December 31, 1995. Since December 31, 1995 neither the Corporation nor either Partnership has taken any actions outside the ordinary course of business or inconsistent with past practices, including without limitation (i) accelerating or delaying the recognition of revenue, (ii) accelerating, delaying or otherwise changing any depreciation or amortization or (iii) otherwise taking any action that alone, or in conjunction with other actions, would have, or has had, the effect of altering the balance sheets, statements of operation or other books or records of the Corporation or either Partnership as of, and for the periods ended, December 31, 1996 and March 29, 1997 from what would have been set forth therein in the ordinary course of business conducted consistent with past practices.


                                       6.

         2.5      Absence of Changes.  Since March 29, 1997:

                  (a) There have not been any material adverse changes in the Corporation's or either Partnership's business, condition, assets, liabilities, intellectual property rights, operations, financial performance or prospects, and, to the Knowledge of the Shareholders, no event has occurred that will, or could reasonably be expected to, have a material adverse effect on the Corporation or either Partnership (As used in this Agreement, the "Knowledge of the Shareholders" shall include knowledge of a particular fact or other matter if any Shareholder is aware of such fact or other matter.);

                  (b)  There  has  not  been  any  material   loss,   damage  or
destruction to, or any material interruption in the use of, any of the assets of the Corporation or either Partnership (whether or not covered by insurance);

                  (c) The Corporation has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities, and neither Partnership has made any distribution in respect of the partnership interests;

                  (d) There has been no amendment to the Corporation's articles of incorporation or bylaws, and the Corporation has not effected or been a party to any acquisition transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

                  (e) Except as set forth in Exhibit 2.5(e), neither the Corporation nor either Partnership has made any capital expenditure;

                  (f) Except as set forth in Exhibit 2.5(f), neither the Corporation nor either Partnership has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.8) or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

                  (g) Neither the Corporation nor either Partnership has made any pledge of any of their respective assets or otherwise permitted any of their respective assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with their respective past practices;

                  (h) Neither the Corporation nor either Partnership has (i) established or adopted any employee benefit plan, (ii) except as set forth in
Exhibit 2.5(h), paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, partners, officers or employees, or (iii) hired any new employee;

                  (i) Neither the Corporation nor either Partnership has changed any of its


                                       7.

methods of accounting or accounting practices in any respect;

                  (j) Except as set forth in Exhibit 2.5(f), neither the Corporation nor either Partnership has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices;

                  (k) Except as set forth in Exhibit 2.5(k), other than pursuant to the Leases (as defined in Section 2.7) and health insurance premiums paid on their behalf, the Shareholders have not received any compensation or fringe benefit from, or entered into any transaction with, the Corporation or either Partnership; nor has the Corporation paid any expenses relating to the Automobiles; and

                  (l) Except as set forth in Exhibit 2.5(l), neither the Corporation nor either Partnership has agreed or committed to take any of the actions referred to in clauses "(c)" through "(k)" above.

For purposes of this Agreement, the term "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature.

         2.6      Title.

                  (a) Each of the Corporation and the Partnerships owns, and has good, valid and marketable title to, all assets purported to be owned by it, including all assets reflected on its Unaudited Base Balance Sheet and all other assets reflected in its books and records as being owned by it. All of said assets are owned by the Corporation and the Partnerships free and clear of any Encumbrances, except for minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the Corporation or either Partnership or materially impair their respective operations.

                  (b) Exhibit 2.6(b) identifies all assets that are material to the businesses of the Corporation or the Partnerships and that are being leased, licensed or loaned to the Corporation or either Partnership by persons other than the Shareholders.

                  (c) Exhibit 2.6(c) identifies all assets that are material to the businesses of the Corporation or the Partnerships and that are owned by one or more Shareholders.

                  (d) The Shareholders collectively own, beneficially and of record, and have good, valid and marketable title to the shares of Purchased Stock. All of the shares of Purchased Stock are owned by the Shareholders free and clear of any Encumbrances. The Shareholders have full and unrestricted right and power to sell and deliver the Purchased Stock pursuant to the provisions of this Agreement without the consent or approval of any other person.


                                       8.

                  (e) The Purchased Stock constitutes one hundred percent (100%) of the outstanding capital stock of the Corporation.

                  (f) Except for U.S. Patent No. 4,606,589 dated August 19, 1986 and as set forth in Exhibit 2.6(f), neither the Corporation nor either Partnership owns or uses any patents, trademarks, mask work rights, copyrights, trade secrets or other intellectual property rights, except for duly licensed software readily available to the public.

         2.7      Equipment; Leasehold; Inventory.

                  (a) The equipment and other tangible assets owned by or leased to the Corporation or either Partnership constitute all of the assets necessary for the conduct of their respective businesses in the manner in which such businesses are currently being conducted. Exhibit 2.7(a)(1) provides an accurate and complete list of all items of equipment, materials, prototypes, tools, vehicles, furniture and other tangible assets owned by or leased to the Corporation or either Partnership with an original value in excess of $10,000, and identifies which such assets are owned and which are leased. The dies identified on Exhibit 2.7(a)(2) are owned by the Corporation, free and clear of any Encumbrances and are located at the Corporation's facilities at 10535 Lawson River Avenue, Fountain Valley, California. All assets used in the business of operations of the Corporation or the Partnerships are owned by the Corporation or the Partnerships, except for the Automobiles, the real property subject to the Leases and the items listed in Exhibit 2.6(b) and 2.6(c). No Shareholder has removed any asset used in the business or operations of the Corporation or the Partnerships from the facilities of the Corporation and the Partnerships located at 10535 and 10550 Lawson River Avenue, Fountain Valley, California since September 30, 1996, except for cash distributions to the Shareholders prior to March 29, 1997 aggregating (i) $1,550,000 in dividends and (ii) $150,000 in salary.

                  (b) Neither the Corporation nor either Partnership owns any real property or any interest in real property, except for the leaseholds created under the real property leases dated January 20, 1997 between V.R. Enterprises and Neutronic Stampings, Inc. and dated September 18, 1995 between Hector Regner, Vanna Regner and Neutronic Stampings, Inc. (the "Leases").

         2.8      Contracts. Except as set forth in Exhibit 2.8:

                  (a) The Shareholders have delivered to the Buyer accurate and complete copies of each contract (including all amendments thereto) (collectively, the "Material Contracts") to which the Corporation or either Partnership is a party or by which the Corporation or either Partnership is otherwise bound and which is material to any of their respective businesses, properties, assets or operations. For purposes of this Agreement, the Material Contracts shall include without limitation: (i) all contracts having a term of more than 60 days and that may not be terminated by the Corporation or a Partnership (without penalty) within 60 days after the delivery of a termination notice by the Corporation or a Partnership; and (ii) and any other contract that contemplates or involves the payment or delivery of cash or other


                                       9.

consideration, or the performance of services, in an amount or having a value in excess of $10,000. Each Material Contract is valid and in full force and effect, and, to the Knowledge of the Shareholders, is enforceable by the Corporation or a Partnership in accordance with its terms.

                  (b) Neither the Corporation nor either Partnership has violated or breached, or committed any default under, any Material Contract, and, to the Knowledge of the Shareholders, no other person has violated or breached, or committed any default under, any Material Contract, which violation, breach or default has not been waived or satisfied as of the date of this Agreement.

                  (c) To the Knowledge of the Shareholders, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (i) result in a violation or breach of any of the provisions of any Material Contract, (ii) give any person the right to declare a default or exercise any remedy under any Material Contract, (iii) give any person the right to accelerate the maturity or performance of any Material Contract, or (iv) give any person the right to cancel, terminate or modify any Material Contract.

         2.9      Employees; Pension Plans.

                  (a) Neither the Corporation nor either Partnership has entered into a contract with a labor union and, to the Knowledge of the Shareholders, there is no union activity at or involving the Corporation or either Partnership. Neither the Corporation nor either Partnership is a party to any contract of employment or consulting with any person.

                  (b) Neither the Corporation nor either Partnership maintains or makes any contribution to any pension, profit sharing or other employee retirement benefit plan. Neither the Corporation nor either Partnership has any material liability with respect to any such plan (including, without limitation, any unfunded liability or any accumulated funding deficiency) or any material liability to the Pension Benefit Guaranty Corporation or under Title IV of the Employee Retirement Income Security Act of 1974, as amended, with respect to a multi-employer pension benefit plan; nor would the Corporation or either Partnership have any such liability if any such plan were terminated or if the
Corporation or a Partnership withdrew, in whole or in part, from any multi-employer plan.

         2.10 Liabilities. Neither the Corporation nor either Partnership has any accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Base Balance Sheets; and (b) accounts payable or accrued salaries (including accrued vacation) that have been incurred by the Corporation or a Partnership since March 29, 1997 in the ordinary course of business and consistent with the past practices of the Corporation and the Partnerships.


                                       10.

         2.11 Compliance with Legal Requirements. Except as set forth in Exhibit 2.11, the Corporation and the Partnerships are, and have at all times been, in compliance in all material respects with all applicable laws, rulings, or other legal requirements. Except as set forth in Exhibit 2.11, neither the Corporation nor either Partnership has received any notice or other communication from any governmental body regarding any actual or possible violation of, or failure to comply with, any such law, ruling or other legal requirement.

         2.12     Environmental Matters. Except as set forth in Exhibit 2.12:

                  (a) To the Knowledge of the Shareholders, the Corporation and the Partnerships are, and at all times have been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes (i) the possession by the Corporation and the Partnerships of all permits and other governmental authorizations required under applicable Environmental Laws, and
(ii) compliance with the terms and conditions thereof.

                  (b) To the Knowledge of the Shareholders, neither the Corporation nor either Partnership has received any notice or other communication (in writing or otherwise), whether from a governmental body, citizens group, employee or otherwise, that alleges that the Corporation or a Partnership is not in compliance with any Environmental Law or are or may be required to undertake or bear any Environmental Liabilities. To the Knowledge of the Shareholders, there are no circumstances that may prevent or interfere with the compliance by the Corporation or a Partnership with any Environmental Law or that may require the Corporation or a Partnership to undertake or bear any Environmental Liabilities in the future (other than routine, immaterial Environmental Liabilities incurred in the ordinary course of business consistent with past practices in order to comply with Environmental Law) with respect to any of the Property or otherwise. To the Knowledge of the Shareholders, no current or prior owner of any of the Property has received any notice or other communication (in writing or otherwise), whether from a government body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Corporation or a Partnership has not been or is not in compliance with any Environmental Law or is or may be required to undertake or bear any Environmental Liabilities.

                  (c) To the Knowledge of the Shareholders, all of the Property and all surface water, groundwater and soil associated with such Property is in clean and healthful condition and is free of any material environmental contamination of any nature, including free of the presence of any Material of Environmental Concern in any concentration that may require any costs of investigation, response, removal or remedial action.

                  (d) The Shareholders have delivered to the Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Corporation, either Partnership or the Shareholders pertaining to Materials of Environmental Concern in, on, or under any Property, or concerning compliance by the Corporation or either Partnership, or any other person for whose conduct any of them is or may be held responsible, with Environmental Laws.


                                       11.

                  (e) For purposes of this Agreement: (i) "Environmental Law" means any law, rule, regulation or other legal requirement relating to pollution or protection of human health or the environment, including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment; (iii) "Environmental Liabilities" include any cost, damages, expense, liability, obligation, loss or other responsibility arising from or under Environmental Law, including financial responsibility under Environmental Law for investigation, removal, containment, remediation, response or other cleanup costs or corrective action; and (iv) "Property" shall include any property, parcel or facility now or heretofore owned, leased, used or controlled by the Corporation or geologically or hydrologically adjoining such property, parcel or facility.

         2.13 Related Party Transactions. Other than the Leases, no officer, director, shareholder or employee of the Corporation or either Partnership or any affiliate or associate of any such person or entity has or has had, either directly or indirectly, (a) an interest in any person or entity which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by the Corporation or either Partnership, or
(ii) purchases from or sells or furnishes to the Corporation or either Partnership, any goods or services, or (b) a beneficial interest in any contract or agreement to which the Corporation or either Partnership is a party or by which any of their respective properties or assets may be bound. There is no outstanding indebtedness for borrowed money (i) owed by the Corporation to any Shareholder or either Partnership, (ii) owed by any Shareholder or either Partnership to the Corporation, (iii) owed by any Shareholder to either Partnership, or (iv) owed by either Partnership to any Shareholder.

         2.14 Legal Proceedings; Orders. There is no pending action, arbitration or any other legal proceeding, inquiry or investigation and (to the Knowledge of the Shareholders) no person has threatened to commence any such action, arbitration, other legal proceeding, inquiry or investigation: (i) that involves the Corporation or either Partnership or any of the assets owned or used by the Corporation or either Partnership; or (ii) that challenges or otherwise interferes with the transactions contemplated by this Agreement. To the Knowledge of the Shareholders, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such event. There is no order, writ, injunction, judgment or decree to which either Shareholder, the Corporation, either Partnership or any of the assets owned or used by the Corporation or either Partnership, is subject. To the Knowledge of the Shareholders, no officer of the Corporation or employee of the Corporation or either Partnership is subject to any order, writ, injunction, judgment or decree that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Corporation's or either Partnership's


                                       12.

business.

         2.15 Authority; Binding Nature of Agreement. The Shareholders have the absolute and unrestricted right, power and authority to enter into and to perform their respective obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Shareholders, enforceable against each of them in accordance with its terms.

         2.16 Non-Contravention; Consents. The execution and delivery of this Agreement and the performance by the Shareholders of their obligations hereunder do not and will not (a) violate, conflict with or result in a default under any provision of (i) to the Knowledge of the Shareholders, any law, rule or regulation, or (ii) the articles of incorporation or bylaws of the Corporation or (iii) the partnership agreement or other foundation document of either Partnership, or (iv) any agreement, contract, judgment, license, order or permit applicable to or binding upon the Corporation or either Partnership, or (v) any provision of any Material Contract, or (b) give any person the right to exercise any remedy under, or accelerate the maturity or performance of, any Material Contract. The lien held by State Street Bank & Trust Co., as evidenced by UCC-1 #93045428, relates to a loan for real property unrelated to the Corporation, the Partnerships or the Properties and the execution and delivery of this Agreement and the performance by the Shareholders of their obligations hereunder do not violate, conflict with or result in a default under such lien or any contract related thereto. None of the Shareholders, the Corporation, or the Partnerships are required to make any filings with, give any notice to, or obtain any consent from any person in connection with the execution, delivery or performance of the Agreement or any of the transactions contemplated herein.

         2.17 Full Disclosure. To the Knowledge of the Shareholders, the Agreement does not, will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

         2.18     Taxes.

                  (a) The Corporation and the Partnerships have each filed all federal and California Income Tax returns and all other state and foreign Income Tax returns required to be filed, and have each paid, or have each made adequate provision or set up an adequate accrual or reserve for the payment of, all Income Taxes required to be paid in respect of all periods for which returns have been made or are due, and have each established an adequate accrual or reserve for the payment of all Income Taxes payable in respect of the period subsequent to the last of said periods required to be so accrued and reserved (except in either case in an amount not material), and have no material liability for Income Taxes in excess of the amount so paid or accruals or reserves so established. Neither the Corporation nor either Partnership is delinquent in the payment of any material Income Tax or is delinquent in the filing of any Income Tax return, and no material deficiencies for any Income Tax have been threatened, claimed, proposed



                                       13.

or assessed. Since January 1, 1994, the Corporation's and the Partnerships' United States, state and foreign Income Tax returns, respectively, have not been audited by the Internal Revenue Service ("IRS") or comparable state or foreign agencies. At all times since January 1, 1992, the Corporation has duly filed the necessary documents required by, and has reported to the IRS and state Tax authorities under, Subchapter S of the Internal Revenue Code and the corresponding provisions of state law. The amount of Built-In Gain, as set forth on the tax returns of the Corporation was determined in good faith. "Built-In Gain" shall mean the amount of net unrealized gain on the assets of the Corporation within the meaning of Section 1374(d)(1) of the Internal Revenue Code of 1986. As used in this Agreement, "Income Tax" (and its plural "Income Taxes") shall mean any tax upon the income of the Corporation or either Partnership.

                  (b) The Corporation and the Partnerships have each filed all federal and California Tax returns and all other state and foreign Tax returns required to be filed, and have each paid, or have each made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of all periods for which returns have been made or are due, and have each established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period subsequent to the last of said periods required to be so accrued and reserved (except in either case in an amount not material), and have no material liability for Taxes in excess of the amount so paid or accruals or reserves so established. Neither the Corporation nor either Partnership is delinquent in the payment of any material Tax or is delinquent in the filing of any Tax return, and no material deficiencies for any Tax have been threatened, claimed, proposed or assessed. As used herein, "Tax" (and its plural "Taxes") shall mean any tax, levy or assessment (including any sales tax, property tax or payroll tax), excluding any Income Tax.

         2.19 Certain Securities Matters. The Shareholders have such knowledge and experience in financial and business matters and are capable of evaluating the merits and risks associated with the Notes and the Short-Term Notes. Each Shareholder is acquiring the Note and Short-Term Note for investment and for such Shareholder's own account and not with a view to, or for resale in connection with, any unregistered distribution thereof, and has no present intention to sell or otherwise dispose of any interest in or risk related to such Notes.

         2.20 Intellectual Property. Except as set forth in Exhibit 2.20, none of the Shareholders, the Corporation or the Partnerships are infringing, misappropriating or making any unlawful use of, and, none of them has received any notice or other communications (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any patent, trademark, copyright, service mark, trade secret or other intellectual property right owned or used by any other person.

Article 3.  Representations and Warranties by the Buyer.

         The Buyer represents and warrants to the Shareholders that:

         3.1 Authority. Subject to approval by the Buyer's board of directors, each person


                                       14.

signing this Agreement on behalf of the Buyer has been duly authorized to do so by all necessary actions and has the power and authority to execute this Agreement on the Buyer's behalf.

         3.2 Due Authorization. Subject to approval by the Buyer's board of directors, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and effectively authorized by all necessary action of the Buyer. This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with the terms described in this Agreement.

         3.3 No Conflicts. The execution and delivery of this Agreement and the performance by the Buyer of its obligations hereunder do not and will not conflict with any provision of (i) to the Buyer's knowledge, any law, statute, rule or regulation, or (ii) the Certificate of Incorporation of the Buyer or
(iii) subject to the receipt of the consent of the Buyer's bank, any agreement, contract, judgment, license, order or permit applicable to or binding upon the Buyer.

         3.4 Corporate Income Tax. The Buyer shall be completely and solely responsible for any and all corporate income taxes from and after the Closing Date that the Corporation may owe.

Article 4. Conduct of the Corporation's and the Partnerships' Businesses Prior to Closing.

         The Shareholders covenant, agree, represent and warrant to the Buyer that, except as otherwise consented to in writing by the Buyer, pending the Closing the Shareholders shall ensure the following:

         4.1 Conduct. The Corporation and the Partnerships will each carry on their respective businesses in a good and diligent manner consistent with prior practice, and will use their best efforts to preserve their respective business organizations and businesses intact, and to keep available the services and goodwill of all of their respective present suppliers, customers, landlords, creditors, employees, agents, and representatives.

         4.2 Equity. No change will be made in the authorized or issued capital stock of the Corporation, nor shall any rights, warrants or options relating thereto or any instrument convertible or exchangeable for capital stock be issued or authorized. No alteration, transfer or issuance of any interest in either Partnership will occur nor shall any agreement related to any of the foregoing be signed.

         4.3 Distributions. No dividend or other distribution will be declared, set aside, accrued or paid on or in respect of the capital stock of the Corporation, nor will the Corporation directly redeem, retire, purchase or otherwise reacquire any of its stock. No distribution will be set aside, accrued or paid in respect of either Partnership.

         4.4 Dispositions. Neither the Corporation nor either Partnership will sell or


                                       15.

otherwise dispose of any properties or assets, purchase or otherwise acquire any properties or assets, incur any liabilities or enter into any transactions, except in the ordinary course of business or lend money except in the ordinary course of business.

         4.5 Compensation. Except for a bonus to be paid Anthony Ravlich in an amount equivalent to 2% of the profits of the Corporation from January 1, 1997 to the Closing Date, no changes will be made to compensation paid to any of the salaried employees of the Corporation or either Partnership prior to the Closing. The Buyer acknowledges that an employee, Terry Yoneato, has recently received an increase in his salary with the Corporation of Twelve Thousand Dollars ($12,000) per year.

         4.6 Amendments. No amendment shall be made to the Corporation's Articles of Incorporation or bylaws.

         4.7 Legal Proceedings. Neither the Corporation nor either Partnership shall commence or settle any action, arbitration or any other legal proceeding, inquiry or investigation.

         4.8 Notifications. Prior to the Closing, the Shareholders shall promptly notify the Buyer in writing of any event, condition or circumstance that, if it had occurred or existed on or prior to the date of this Agreement, would have constituted an inaccuracy in or breach of any representation or warranty made herein.

         4.9 Access. From and after the execution of this Agreement, the Corporation and the Partnerships will permit the Buyer and its duly authorized agents to have access, on a seven day a week basis, to the offices, properties, managerial and accounting employees, books, and records of the Corporation and the Partnerships for the purpose of investigating the business and examining the records of the Corporation and the Partnerships, verifying the representations made in this Agreement and the performance of the conditions set forth in this Agreement at any time of any day up to and including the Closing Date. To facilitate such access, the Shareholders shall make themselves available to answer questions and provide such access on a seven day a week basis. The
Shareholders acknowledge that the Buyer may, at Buyer's cost, engage its accountants to review or audit the financial books and records of the Corporation or either Partnership and that, in connection therewith, such accountants may require access to the properties of the Corporation or the Partnerships, the books and records of the Corporation or the Partnerships, and the outside accountants engaged by the Corporation or the Partnerships; and the Shareholders agree to provide such access.

         4.10 Transfer of Assets. Prior to the Closing, the Shareholders shall transfer any and all assets owned by either of them and used in the businesses or operations of the Corporation or either Partnership to the Corporation (the "Shareholder Owned Assets"), other than the real property leased pursuant to the Leases. The Shareholder Owned Assets shall include, without limitation, the assets listed on Exhibit 2.6(c). Any such transfer shall vest in the Corporation good and marketable title to such assets, free and clear of any Encumbrances.


                                       16.

         4.11 No Shareholder Transactions. From February 28, 1997 to the Closing Date, the Shareholders will not receive any compensation or fringe benefit from, or enter into any transaction with, the Corporation or either Partnership, nor will the Corporation or either Partnership be liable for, or pay, any expenses relating to the Automobiles; provided, however, that the Corporation may make payments under the Leases and health insurance premium payments for the Shareholders in the ordinary course of business consistent with past practices.

         4.12 Best Efforts. The Shareholders shall use their best efforts to cause the closing conditions set forth in Article 5 to be satisfied.

Article 5.  Conditions Precedent To Obligations Of The Buyer

         The   obligations   of  the  Buyer  to  consummate   the   transactions
contemplated by this Agreement are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

         5.1 Accuracy of Representations. Each of the representations and warranties made by the Shareholders in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing (in each case, without giving effect to any materiality qualifications contained therein) as if made at the Closing.

         5.2  Performance  of  Covenants.   All  of  the  obligations  that  the
Shareholders are required to comply with or to perform prior to the Closing shall have been complied with and performed in all respects.

         5.3 Agreements and Documents. The Buyer shall have received the following agreements and documents, each of which shall be in full force and effect:

                  (a) all documents required to evidence the transfer of the Purchased Stock reasonably requested by the Buyer;

                  (b) a legal opinion from the Shareholders' legal counsel in the form attached hereto as Exhibit 5.3(b);

                  (c) employment agreements between the Corporation and each of Anthony Ravlich and Terry Yoneato in form and substance satisfactory to the Buyer in its sole and unfettered discretion, which employment agreements will be in full force and effect upon Closing;

                  (d) releases (the "Releases") executed by each Shareholder releasing such Shareholders rights against the Corporation in the form attached hereto as Exhibit 5.3(d);

                  (e) certificate of the Corporation's Secretary certifying the accuracy and


                                       17.

completeness of the Corporation's articles of incorporation and bylaws;

                  (f) a bill of sale in the form of Exhibit 5.3(f); and

                  (g) a certificate from each of the Shareholders dated the Closing Date stating that (i) all of the representations and warranties made by the Shareholders in this Agreement are accurate in all material respects as of the Closing (without giving effect to any materiality qualifications contained therein) as if made at the Closing and (ii) all covenants to be complied with or performed by the Shareholders at or prior to Closing have been duly complied with and performed in all material respects.

         5.4 Amendment of Lease Agreements. The Corporation shall have entered into amendments to the Leases (the "Amendments to the Leases") in the forms attached hereto as Exhibit 5.4A and Exhibit 5.4B. Such amendments shall be in full force and effect at the time of the Closing.

         5.5 Inspection of Premises. The Buyer shall have inspected the premises of the Corporation and the Partnerships and shall be reasonably satisfied with the condition of their respective businesses and assets.

         5.6 No Legal Proceedings. No person shall have commenced or threatened to commence any action, arbitration or any other legal proceeding, inquiry or investigation against the Corporation or either Partnership.

         5.7 Pre-Closing Review. The Buyer shall be satisfied, in its sole and unfettered discretion, with the assets, liabilities, business, condition, operations, financial performance and prospects of the Corporation and the Partnerships.

         5.8 Board Approval. The transaction contemplated herein shall have been duly authorized by the Buyer's Board of Directors.

         5.9 Bank Consent. The Buyer shall have received all necessary consents from its lending institution to enter into the transactions contemplated herein and shall have received funds from such lending institution on terms and in an amount satisfactory to the Buyer.


Article 6. Conditions Precedent To Obligations Of The Shareholders And The Corporation

         The obligations of the Shareholders and the Corporation to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to Closing, of each of the following conditions:

         6.1 Accuracy of Representations. Each of the representations and warranties made



                                       18.

by the Buyer in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing (in each case, without giving effect to any materiality qualifications contained therein) as if made at the Closing.

         6.2 Performance of Covenants. All of the obligations that the Buyer is required to comply with or to perform prior to the Closing shall have been complied with and performed in all respects.

Article 7.  Closing and Transfer Date.

         The transfer of the Purchased Stock by the Shareholders to the Buyer shall take place at the offices of Cooley Godward llp, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California 94306, on such date and time as the Buyer shall determine on seventy-two (72) hours notice to the Shareholders; provided, however, that the Buyer may determine to close on April 21, 1997 without providing such notice.

         7.1      Obligations of Shareholders.

                  (a) At the Closing, the Shareholders shall deliver to the Buyer the share certificates representing the Purchased Stock, duly endorsed for transfer, free and clear of all Encumbrances, dated as of the Closing Date. At the Closing, each Shareholder shall endorse his or her respective check identified in Section 1.2(e) to the Corporation in payment for his or her respective Automobile.

                  (b) From and after the Closing, the Shareholders shall cooperate with the Buyer and shall execute and deliver such documents and take such other actions as the Buyer may reasonably request for the purpose of putting the Buyer in possession and control of the Purchased Stock and any assets of the Corporation or either Partnership (including without limitation the Shareholder Owned Assets). The Shareholders hereby irrevocably nominate, constitute and appoint the Buyer as the true and lawful attorney-in-fact of the Shareholders (with full power of substitution) and hereby authorize the Buyer, in the name and on behalf of the Shareholders, to take any action that the Buyer deems appropriate to enforce, assert or perfect any claim, right or interest that relates to the Purchased Stock, any assets of the Corporation or either Partnership or any assets used in the businesses of the Corporation or the Partnerships, or otherwise to carry out or facilitate the transaction contemplated herein.

         7.2 Obligations of the Buyer. At the Closing, the Buyer shall deliver to the Shareholders:

                  (a) Two (2) cashier's checks, each in the amount of Nine Hundred Sixty Thousand Dollars ($960,000), one payable to Hector Regner and the other payable to Vanna Regner.

                  (b) Two (2) executed Notes as described in Section 1.2(b), one payable to


                                       19.

Hector Regner and one payable to Vanna Regner.

                  (c) Two (2) executed Short-Term Notes as described in Section 1.2(c), one payable to Hector Regner and one payable to Vanna Regner.

                  (d) Two (2) checks drawn on the account of the Buyer, one payable to Hector Regner and one payable to Vanna Regner, each in the amount of Forty Thousand Dollars ($40,000).

                  (e) Executed security agreements as described in Section 1.2(b)4.

Article 8.        Expenses.

         8.1 Responsibility for Expenses. Subject to the provisions of Article 11, all costs and expenses incurred in conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by the Buyer and the Shareholders in the following manner:

                  (a) Each party shall pay their own attorneys' fees;

                  (b) The cost of any environmental impact study performed prior to the date of this Agreement shall be borne by the parties equally;

                  (c) The sales tax imposed on the transfer of the Automobiles shall be borne by the Shareholders;

                  (d) Any and all other costs and expenses arising from the performance of this Agreement and the purchase and sale described in this Agreement shall be borne by the party incurring such costs or expenses or on whose behalf or for whose benefit such costs or expenses are incurred.

         8.2 Corporation Expenses. Notwithstanding Section 8.1, if the Closing occurs, the Corporation shall pay (i) the attorneys fees, costs and expenses of the Law Offices of Gary B. Ross, the Shareholders' counsel, incurred in respect of the transactions contemplated by this Agreement, in an amount not to exceed $50,000 and (ii) fifty percent (50%) of the cost of the environmental impact study.


                                       20.

Article 9.        Covenant Not to Compete.

         9.1 Covenant.  The Shareholders hereby agree that for a period of three
(3) years after the Closing, the Shareholders shall not directly or indirectly own an interest in, operate, join, control, finance or participate in, render services or advice to, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any corporation, partnership, proprietorship, firm, association, person, or other entity directly or indirectly producing, designing, providing, soliciting orders for, selling, distributing, or marketing any product, good, or service that directly or indirectly competes with any product, good, service, or business of the Corporation or either Partnership anywhere in the United States.

         9.2 Nonsolicitation. The Shareholders further agree that for a period of three (3) years after the Closing, they will not, either individually or jointly:

                  (a) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on the behalf of a Shareholder or on behalf of any other person or entity) any employee of the Corporation or either Partnership to leave his or her employment with the Corporation or a Partnership;

                  (b) employ, or permit any entity over which either Shareholder exercises any control, to employ such employee who has terminated his or her employment with the Corporation or a Partnership during such three-year period; or

                  (c) directly or indirectly, personally or through others, approach, contact, solicit, advise or do (or attempt to do) business with, or otherwise interfere with the relationship of the Corporation or either Partnership with, any person or entity who is, was or is reasonably anticipated to become a customer or client of the Corporation or a Partnership.

         9.3  Reasonable  Scope.  Each  Shareholder  agrees  that the  covenants
contained  in  this  Article  9  are   reasonable   with  respect  to  duration,
geographical area and scope.

         9.4 Injunctive Relief. The parties agree that the remedy at law for any breach of this Article would be inadequate and that, in addition to any other remedies the Buyer may have, the Buyer shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         9.5 Confidential Information. Each Shareholder agrees that all non-public information about or related to the Corporation or either Partnership known or obtained by such Shareholder is the property of the Corporation or a Partnership (as the case may be), and that such information shall not at any time be disclosed to any person or used by such Shareholder for any purpose, without the written consent of the Buyer. If any Shareholder is not present in Orange County, California he or she shall keep the Buyer informed as to his or her whereabouts.

Article 10.  Shareholders' Consultation Services.


                                       21.

         For a period of time not to exceed six (6) months after the Closing, the Shareholders shall make themselves available, as requested by the Buyer, upon reasonable notice, to provide consulting services to the Buyer, as requested by the Buyer, at a charge rate of no more than One Hundred and Fifty Dollars ($150.00) per hour and otherwise on terms and conditions to be mutually agreed upon by the parties. Each Shareholder agrees to notify the Buyer of the address at which the Shareholder may promptly be contacted during such six month period. The Buyer acknowledges that Hector Regner will be unavailable for consulting from May 14, 1997 through July 2, 1997. The Buyer shall cause the Corporation to reimburse a Shareholder for his or her reasonable travel and lodging expenses in the event the Buyer requests that such Shareholder perform consulting services at the Corporation's or the Buyer's facilities.

Article 11.  Indemnification.

         11.1 Indemnification by the Shareholders. Each Shareholder shall hold harmless and indemnify the Buyer, the Corporation and the Partnerships from and against, and shall compensate and reimburse the Buyer, the Corporation and the Partnerships for, any loss, damage, liability, decline in value, claim, award, tax, penalty, fee, cost or expense of any nature ("Damages") that are directly or indirectly suffered or incurred by the Buyer, the Corporation or either Partnership (regardless of whether or not such Damages relate to a third party claim) and that arise directly or indirectly from or as a direct or indirect result of:

                  (a) any breach of any representation or warranty of any Shareholder under this Agreement or any instrument delivered pursuant to this Agreement (but only if the Closing occurs); or

                  (b)  any  breach  of  any  covenant  or   obligation   of  any
Shareholder under this Agreement or any instrument delivered pursuant to this Agreement.

In each clause (a) and (b) above, there shall be included (without limitation) within the scope thereof, any action, suit or other legal proceeding directly or indirectly related to any such breach (including without limitation any action commenced to enforce rights under this Agreement).

         11.2 Indemnification by the Buyer. The Buyer shall hold harmless and indemnify the Shareholders from and against, and shall compensate and reimburse the Shareholders for, any Damages that are directly or indirectly suffered or incurred by the Shareholders (regardless of whether or not such Damages relate to a third party claim) and that arise directly or indirectly from or as a direct or indirect result of any breach of any representation or warranty of the Buyer under this Agreement or any instrument delivered pursuant to this Agreement or any breach of any covenant or obligation of the Buyer under this Agreement or any instrument delivered pursuant to this Agreement (in each case including without limitation any action, suit or other legal proceeding directly or indirectly related to any such breach (including without limitation any action commenced to enforce rights under this Agreement)).


                                       22.

         11.3 Setoff. The Buyer shall have the right to withhold and deduct any sum that may be owed to a Shareholder pursuant to this Article 11 from any amount otherwise payable by the Buyer to the Shareholder, including without limitation the Notes, provided, however, that the maximum setoff shall be limited to the Ceiling provided under Section 11.6 of the Agreement. The exercise of any right of setoff, whether or not ultimately determined to be permitted, shall not constitute a default under the Notes.

         11.4 Conduct of Claim or Other Legal Proceeding. Other than a claim or legal proceeding by one party against another party, in the event of the assertion or commencement by any person of any claim or legal proceeding (whether against the Buyer or any other person) with respect to which a party (the "Indemnifying Party") may become obligated to indemnify, hold harmless, compensate or reimburse, any other party (the "Indemnified Party") pursuant to this Article 11, the Indemnified Party may designate the Indemnifying Party to assume the defense of such claim or other legal proceeding at the expense of the Indemnifying Party or the Indemnified Party may elect to assume the defense of such claim or legal proceeding at the sole expense of the Indemnifying Party. The Indemnified Party shall have the right to settle any such claim or proceeding with the consent of the Indemnifying Party; provided, however, that such consent shall not be unreasonably withheld.

         11.5     Survival.

                  (a) Except as set forth in Section 11.5(b),  (c), (d), (e) and
(f), the representations, warranties, covenants and obligations of each party to this Agreement shall survive until the close of business on the date one (1) year after the Closing Date and shall remain in full force and effect and survive thereafter only with respect to any claims made prior to such date.

                  (b) The Identified Representations shall not survive the Closing and no claim of indemnification under this Article 11 may be brought in respect thereof. As used herein, the "Identified Representations" shall mean Sections 2.4, 2.5, 2.6(a), 2.6(b), 2.6(c), 2.6(f), 2.7, 2.8, 2.9, 2.10, 2.11,
2.12, 2.14 and 2.20.

                  (c) The representations and warranties of the Shareholders set forth in Section 2.18(a) of this Agreement shall survive the Closing for an indefinite period of time.

                  (d) The covenants and obligations of each party to this Agreement under Sections 1.5, 11.5, 11.6 and 11.7 and Articles 8, 13 and 16 shall survive the Closing for an indefinite period of time.

                  (e) The covenants and obligations of each party to this Agreement under Article 9 shall survive the Closing for a three-year period of time.

                  (f) The covenants and obligations of each party to this Agreement under Sections 11.1, 11.2, 11.3 and 11.4 shall survive the Closing as follows:


                                       23.

                       (i) in respect of any claims relating to Articles 8 or 9, until the close of business on the date three (3) years after the Closing Date and shall remain in full force and effect and survive thereafter only with respect to claims made prior to such date;

                       (ii) in respect of any claims relating to Section 2.18(a), for an indefinite period of time; and

                       (iii) in respect of any other claims, until the close of business on the date one (1) year after the Closing Date and shall remain in full force and effect thereafter only with respect to any claims made prior to such date.

         11.6 Ceiling. Excluding any claim relating to Section 2.18(a) of this Agreement, if the Closing occurs, the maximum aggregate liability of each Shareholder under Section 11.1 shall be an amount equal to the lesser of One Hundred Thousand Dollars ($100,000) or the principal of, and accrued interest on, the Note, payable to such Shareholder, which amount shall include, but not be limited to, attorneys fees and costs. Excluding any claim relating to Section 2.18(a) of this Agreement, in addition, the liability of each Shareholder, insofar as a claim of indemnification arises solely as a breach of one of the Ceiling Representations in respect of one of the Partnerships (not, by way of example and not limitation, in respect of the Corporation or the Shareholders), under Section 11.1(a) above shall be further limited (but not increased) to the sum of (a) twenty-five percent (25%) of the Damages (excluding the Damages covered by clause (b) below) and (b) the amounts of any attorney and paralegal fees, court costs and related costs and expenses incurred in connection with any action commenced to enforce the Buyer's rights under this Agreement. As used in this Agreement, the "Ceiling Representations" shall be the representations contained in Section 2.1(e), 2.2, and 2.18. The maximum liability of the Buyer under Section 11.2 shall be an amount equal to the greater of One Million Dollars ($1,000,000) or the principal amount of, and accrued interest on, the Note payable to both Shareholders.

         11.7 Exclusive  Remedy.  If the Closing occurs,  the provisions of this
Article 11 shall be the sole and exclusive remedy of any party for any breach of any representation, warranty, covenant or obligation under this Agreement.

Article 12.  Brokers.

         Each party to this Agreement represents and warrants that no broker or finder has acted for it in connection with this Agreement or the transactions contemplated hereby and that no broker or finder is entitled to any brokerage or finder's fee or other commission. Each party to this Agreement agrees to indemnify and hold harmless the other parties hereto with respect to any claim for any brokerage or finder's fee or other commission.

Article 13.  Notices.

         All notices, requests, demands and other communications required or permitted to be


                                       24.

given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or facsimile or mailed first class, postage prepaid, registered or certified mail as follows:

        If to Buyer:                      Elexsys International, Inc.
                                          4405 Fortran Court
                                          San Jose, CA  95134
                                          Tel.  (408) 743-5400
                                          Fax  (408) 743-5401

        If to the Shareholders:   Hector Regner
                                          #6 LeVanto
                                          Irvine, CA 92606
                                          Telephone: (714) 857-1869
                                          Facsimile: (714) 857-1869
                                          Pager: (714) 536-0812

                                          Vanna Regner
                                          17 Harbor Ridge Drive
                                          Newport Beach,CA 92660
                                          Telephone: (714) 760-1012
                                          Facsimile: (714) 760-1012


        If to the Trust:       The Regner Family Trust dated September 10, 1984
                                           c/o Law Offices of Gary B. Ross
                                           8001 Irvine Center Drive, Suite 1500
                                           Irvine, CA 92618
                                           Telephone: (714) 753-1999
                                           Facsimile: (714) 753-1998


        If to the Corporation: Neutronic Stampings,Inc.
                                           c/o Elexsys International, Inc.
                                           4405 Fortran Court
                                           San Jose, CA  95134
                                           Tel.  (408) 743-5400
                                           Fax  (408) 743-5401

Article 14.       Termination or Failure to Close.

         14.1  Termination  Events.  This  Agreement may be terminated  prior to
Closing:


                                       25.

                  (a) By the Buyer at any time in its sole and unfettered discretion;

                  (b) By the Shareholders if the Shareholders reasonably determine that the satisfaction of any of the provisions of Article 6 has become impossible (other than as a result of a failure on the part of the Shareholders).

                  (c) By the Shareholders if the Closing has not taken place by the close of business on April 21, 1997.

                  (d) By the mutual consent of the Buyer and the Shareholders.

         14.2 Effect of Termination. In the event of termination pursuant to this Article 14, the parties shall not be relieved of liabilities arising from any prior breach of any covenant or obligation under this Agreement that relates to a failure to consummate the transactions contemplated hereby; and the parties shall remain bound by the provisions set forth in Articles 8, 11, 13 and 16 (excluding Sections 16.3 and 16.4 thereof).

         14.3 Ceiling. Notwithstanding anything in this Agreement to the contrary, if the Closing does not occur for any reason, the maximum aggregate liability of each Shareholder under this Agreement shall be an amount equal to One Hundred Thousand Dollars ($100,000). Attorneys fees shall be included in the meaning of the phrase, "maximum aggregate liability". Additionally, Shareholders shall have no liability to Buyer for any consequential damages to Buyer including, but not limited to, lost opportunity and/or lost profit, in the event the Closing does not occur for any reason.

         14.4 Sole and Exclusive Remedy. If the Closing does not occur for any reason, the provisions of this Article 14 shall be the Sole and Exclusive Remedy of any party for any breach of any representation, warranty, covenant, or obligation under this Agreement.


                                       26.

Article 15.  Pre-Closing Negotiations.

         During the period between the date hereof and the Closing Date (the "Pre-Closing Period"), the Buyer may identify to the Shareholders any inaccuracy in any representation or problem related to the Corporation or either
Partnership (anything so identified shall be referred to herein as an "Identified Problem"). With respect to any Identified Problem, the Buyer and the Shareholders shall work together to develop a solution to the Identified Problem and, where appropriate, a cost estimate for such solution. Whenever a solution to an Identified Problem involves material cost, the parties shall negotiate in good faith to determine how to share such cost. Any agreement resulting from any such negotiation shall be evidenced in writing. Subject to Article 11 of this Agreement, under no circumstances whatsoever shall the Shareholders be obligated to pay any amount to solve an Identified Problem.

Article 16.  Miscellaneous.

         16.1 Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) such invalidity of enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

         16.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California. If any legal action is necessary to enforce the terms and conditions of this Agreement, the parties hereby agree that the Superior Court of California, County of Orange, shall be the sole jurisdiction and venue for the bringing of the action.

         16.3 Attorneys' Fees. If any legal action is necessary to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs of suit and reasonable attorneys' fees as determined by the court.

         16.4 Post-Judgment Attorneys' Fees. In addition to the provisions of the immediately preceding paragraph, above, the prevailing party shall be entitled to receive its reasonable attorneys' fees incurred in enforcing any judgment. Said attorneys' fees incurred in enforcing any judgment are recoverable as a separate item. Subject to Sections 11.6 and 11.7, the post-judgment attorneys' fees provision herein is intended to be severable from the other provisions of the Agreement and to survive any judgment and is not to be deemed merged into the judgment.


                                       27.

         16.5 Waiver. Waiver of any default or breach of this Agreement or of any warranty, representation, covenant or obligation contained herein shall not be construed as a waiver of any subsequent breach or any other power, right, privilege or remedy.

         16.6 Entire Agreement. This Agreement supersedes any prior written or oral agreement between them respecting the subject matter contained herein.

         16.7 Amendment. This Agreement cannot be modified or amended except by a writing signed by all the parties hereto.

         16.8 Cumulative Remedies. No right or remedy herein conferred on or reserved to either party is intended to be exclusive of any other remedy or right, and each and every right or remedy shall be cumulative and in addition to any right or remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         16.9 Assignment. Neither this Agreement nor any interest therein shall be assigned by the Buyer or the Shareholders without the written consent of the other.

         16.10 Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors, representatives and assigns.

         16.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         16.12 Liens and Guaranties. The Shareholders acknowledge and agree that, in connection with funding the Purchase Price and for other reasons, at or after the Closing the Buyer may (i) cause the Corporation and the Partnerships to grant security interests in any or all of the assets of the Corporation and the Partnerships and (ii) cause the Corporation and the Partnerships to guaranty any or all of the obligations of the Buyer to its lending institutions.



                                       28.

         In Witness Whereof, the parties have executed this Agreement in one or more counterparts, which, taken together shall constitute one agreement, which agreement shall be effective as of and on the date first above written.


                                        Buyer:

                                        Elexsys International, Inc.



                                        By:
                                            ------------------------------------
                                            Milan Mandaric,
                                            Chairman and Chief Executive Officer


                                        Shareholders:



                                        ----------------------------------------
                                        Hector Regner



                                        ----------------------------------------
                                        Vanna Regner


                                        The Regner Family Trust


                                        By:
                                            ------------------------------------
                                            Hector Regner, Trustee


                                        By:
                                            ------------------------------------
                                            Vanna Regner, Trustee


                                        Corporation:

                                        Neutronic Stampings, Inc.



                                        By:
                                            ------------------------------------

                                             Law Office of Gary B. Ross
                                               A Law Corporation
                                             8001 Irvine Center Drive
                                             Suite 1500
                                             Irvine, CA 92618
                                             April 14, 1997


Elexsys International, Inc.
4405 Fortran Court
San Jose, California 95134



Ladies and Gentlemen:

We have acted as counsel for Hector Regner, Vanna Regner and the Regner Family Trust dated September 10, 1984 (the "Trust") in connection with the sale of all outstanding shares of common stock of Neutronic Stampings, Inc., a California corporation ("Neutronic"), pursuant to the Stock Purchase Agreement between Hector Regner, Vanna Regner, the Trust, Elexsys International, Inc. and Neutronic (as to Section 1.3) dated as of April 7, 1997 (the "Agreement"). We are rendering this opinion pursuant to Section 5.3(b) of the Agreement. Except as otherwise defined herein, the capitalized terms used but not defined herein shall have the respective meanings given to them in the Agreement.

We are of the opinion that:

         1. Neutronic has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California. Neutronic has no subsidiaries.

         2. Neutronic has the requisite corporate power and authority to own or lease its property and assets and to conduct its business as it is currently being conducted. To the best of our knowledge, Neutronic is not required to be qualified to do business under the laws of any jurisdiction other than the State of California.

         3. Neutronic owns fifty percent (50%) of the outstanding partnership interests of each of H&V Services and Neutronic Plating (collectively, the "Partnerships"), free and clear of any Encumbrances.

         4.  Neutronic's  authorized  capital  stock  consists  of  one  million
(1,000,000) shares of common stock, with no par value, fourteen thousand (14,000) shares of which are issued and outstanding. The outstanding common stock of Neutronic has been duly authorized and validly issued, and is fully paid and nonassessable. To the best of our knowledge, there are no outstanding rights, subscriptions, options, warrants, calls, commitments or agreements to which


                                       1.

Neutronic is a party or by which it is bound relating to its authorized or issued capital stock.

         5. The Trust owns all of the issued and outstanding common stock of Neutronic of record and beneficially, free and clear of any Encumbrances.

         6. The Agreement has been duly and validly authorized, executed and delivered by each of Hector Regner, Vanna Regner, the Trust and Neutronic and is a valid and binding obligation of each of Hector Regner, Vanna Regner, the Trust and Neutronic, enforceable against each in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         7. The Releases have been duly and validly authorized, executed and delivered by each of Hector Regner, Vanna Regner and the Trust and are the valid and binding obligation of each of Hector Regner, Vanna Regner and the Trust, enforceable against each in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         8. The Amendments to the Leases have been duly and validly authorized, executed and delivered by each of Hector Regner, Vanna Regner and Neutronic and are the valid and binding obligation of each of Hector Regner, Vanna Regner and Neutronic, enforceable against each in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

         9. The execution and delivery of the Agreement, the Amendments to the Leases and the Releases by Hector Regner, Vanna Regner, the Trust and Neutronic and the consummation of the transactions provided for in the Agreement will not violate, conflict with or result in a default under the articles of incorporation or bylaws of Neutronic or the provisions of the Trust, or, to the best of our knowledge, (i) any statute, law, rule or regulation, or (ii) the articles of incorporation or bylaws of Neutronic, or (iii) the partnership agreement or other foundation document of either Partnership, or (iv) any order, writ, judgment, injunction, decree, determination or award which has been entered against Hector Regner, Vanna Regner, the Trust, Neutronic or either Partnership, or (v) any agreement, contract, license or permit applicable to or binding upon Hector Regner, Vanna Regner, the Trust, Neutronic or either Partnership, or (vi) any provision of any Material Contract.

         8. To the best of our knowledge, there is no action, proceeding or investigation pending or overtly threatened, before any court or administrative agency: (i) that involves Hector Regner, Vanna Regner, the Trust, Neutronic or either Partnership or any of the assets owned or


                                       2.

used by Neutronic or either Partnership; (ii) that calls into question the validity or performance of the Agreement, the Amendments to the Leases or the Releases; or (iii) that might result either individually or in the aggregate in any material adverse change in the assets, financial condition or operations of Neutronic or either Partnership. To the best of our knowledge, there is no order, writ, injunction, judgment or decree to which Hector Regner, Vanna Regner, the Trust, Neutronic or either Partnership is subject.

         9. To the best of our knowledge, all consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the consummation by Hector Regner, Vanna Regner, the Trust and Neutronic of the transactions contemplated by the Agreement, have been made or obtained.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.


Very truly yours,

Law Offices of Gary B. Ross, a Law Corporation


By:
    ------------------------------------


                                       3.

                                  BILL OF SALE


         This Bill of Sale is made April __, 1997 by Hector Regner, Vanna Regner and the Regner Family Trust dated September 10, 1984 (the "Shareholders"), in favor of Neutronic Stampings, Inc., a California corporation (the "Corporation"). Capitalized terms used herein shall have the meanings ascribed to them in the Stock Purchase Agreement between Shareholders, the Corporation and Elexsys International, Inc. (the "Buyer") dated April 7, 1997 (the "Stock Purchase Agreement"), unless otherwise defined.


                              W I T N E S S E T H :

         Whereas, the Shareholders, the Buyer and the Corporation (as to Section
1.3 thereof) have entered into the Stock Purchase Agreement, pursuant to which the Shareholders have agreed to sell their shares of capital stock of the Corporation to the Buyer;

         Whereas, pursuant to the Stock Purchase Agreement, the Shareholders have agreed to transfer to the Corporation all assets owned by them and used in the business or operations of the Corporation or the Partnerships, other than the real property leased pursuant to the Leases (the "Assets"), which Assets shall include without limitation the items identified on Schedule A attached hereto.

         Now, Therefore, for valuable consideration, receipt of which is hereby acknowledged, the Shareholders hereby grant, sell, convey, transfer, assign, release and deliver to the Corporation all right, title and interest in and to the Assets.

         To Have and To Hold the same unto the Corporation, its successors and assigns forever.

         The Shareholders represent and warrant to the Corporation that the Assets are transferred hereby free and clear of any Encumbrances.

         The Shareholders, at any time at or after the date hereof, will execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents, and instruments of transfer reasonably requested by the Corporation and will take any other action consistent with the terms of this Bill of Sale that may reasonably be requested by the Corporation for the purpose of assigning, transferring, granting, conveying and confirming to the Corporation, or reducing to possession, any or all of the Assets. If requested by the Corporation, each Shareholder further agrees to prosecute or otherwise enforce in its own name for the benefit of the Corporation any claims, rights or benefits included in the Assets that require prosecution or enforcement in such Shareholder's name. Any prosecution or enforcement of claims, rights or


                                      1.

benefits under this paragraph shall be at the Corporation's expense, unless the prosecution or enforcement occurs in connection with a breach of this Bill of Sale by either Shareholder or a breach of an obligation of either Shareholder contained in the Stock Purchase Agreement, in which case such prosecution or enforcement  shall  be  at  the  expense  of  the  breaching  Shareholder.  Each
Shareholder agrees to notify the Corporation of the address at which the Shareholder may promptly be contacted. Each Shareholder agrees to be responsible for, and to compensate and reimburse the Corporation for, any damages, liabilities, fees, costs or expenses incurred by the Corporation as a consequence of such Shareholder not performing his or her obligations hereunder.

         In Witness Whereof, this Bill of Sale has been executed by each Shareholder as of the day and year first above written.




                                        ----------------------------------------
                                        Hector Regner


                                        ----------------------------------------
                                        Vanna Regner



                                        The Regner Family Trust dated
                                        September 10, 1984



                                        By:
                                                 -------------------------------
                                                 Hector Regner, Trustee



                                        By:
                                                 -------------------------------
                                                 Vanna Regner, Trustee



                                       2.

                                                    Schedule A


1.       618HA Hand Feed Surface Grinder (22305).

2.       G-18 Jig Moore Grinder.

3.       Bruderer 8011              BSTA 60.

4.       Bruderer 7113              BSTA 30-I.

5.       Bruderer 7321              BSTA 30-I.

6.       Bruderer 6814              BSTA 30-I.

7.       Bruderer 6818              BSTA 30-I.

8.       Bruderer 6360              BSTA 30-I.





                                       3.

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT ("Agreement") is made by Elexsys International, Inc., a Delaware corporation, with its principal place of business at 4405 Fortran Court, San Jose, California 95134 ("Debtor"), in favor of ______________________________, an individual currently residing in the State of California ("Secured Party").

         WHEREAS, Debtor, Secured Party and certain other parties have entered into that certain Stock Purchase Agreement, dated as of April 7, 1997 (the "Purchase Agreement");

         WHEREAS, pursuant to the terms of the Purchase Agreement, Debtor has executed and delivered to Secured Party two promissory notes, of even date herewith, one in the amount of $500,000 and one in the amount of $665,000 (the "Notes"), wherein Debtor promises to pay the outstanding principal balance of the Notes in accordance with the terms and provisions thereof; and

         WHEREAS, Secured Party is willing to make the loans evidenced by the Notes, but only upon the condition, among others, that Debtor shall have executed and delivered to Secured Party this Security Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Debtor hereby agrees as follows:

        1. As security for the full, prompt and complete payment and performance when due (whether by stated maturity, by acceleration or otherwise) of all indebtedness of Debtor to Secured Party created under the Notes (collectively, the "Obligations"), Debtor hereby grants to Secured Party, a security interest in all of the following investment property (as defined in the California Uniform Commercial Code) (collectively, the "Collateral"): Seven Thousand (7,000) shares of the common stock of Neutronic Stampings, Inc., a California corporation ("Neutronic"), evidenced by the common stock certificate of Neutronic numbered _____, and any equity securities from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of the Collateral.

        2. At any time that Debtor shall fail to perform its obligations under any Note, Secured Party may, but shall not be obligated to: (1) insure, process and preserve the Collateral; (2) subject to the rights of Sanwa Bank California ("Sanwa"), its successors or assigns (or any lender or lenders who provide financing to refinance Debtor's indebtedness owing to Sanwa (the "Refinancing Indebtedness")) instruct Debtor to deliver physical possession of the Collateral to Secured Party or Secured Party's agent, and (3) exercise as to such Collateral all the rights, powers and remedies of an owner; provided, however, that, so long as no such default shall be continuing under such Note, Debtor shall retain the Collateral in Debtor's possession, subject at all times to Secured Party's perfected security interest in the Collateral. Such security interest shall be evidenced by this agreement and a UCC-1 Financing Statement regarding the Collateral filed with the California Secretary of State, pursuant to Section 9115 of the California Uniform Commercial Code. Secured Party hereby acknowledges and expressly consents to the first priority security interest in the Collateral held by Sanwa pursuant to an Accounts Receivable Credit Agreement and a Term Loan Credit Agreement, each dated as of January 27, 1997.

         3. Debtor agrees to pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the failure of Debtor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.

         4. At the option of Secured Party, with prior written notice to Debtor, all or any part of the obligations of Debtor shall immediately become due and payable irrespective of any agreed maturity, upon the levy of any attachment, execution or other process against the Collateral; or the insolvency, commission of an act of bankruptcy, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of Title 11 of the United States Code of, by, or against Debtor, which, in the case of an involuntary proceeding, is not dismissed within sixty (60) days.

         5. In the event of the nonpayment of any Obligations within thirty (30) days of the date when due, subject to any applicable grace periods, whether by acceleration or otherwise, Secured Party may then, or at any time thereafter if such default has not been cured, at its election, upon 20 days' prior written notice to Debtor exercise all the rights and remedies of a secured creditor under the California Uniform Commercial Code or any other applicable laws, subject to any restrictions found therein.

         6. The proceeds of any sale of any of the Collateral permitted hereunder and all sums received or collected by Secured Party from or on account of such Collateral shall be applied by Secured Party to the payment of reasonable expenses incurred or paid by Secured Party in connection with any sale, transfer or delivery of the Collateral, to the payment of any other costs, charges, reasonable attorneys' fees or expenses mentioned herein, and to the payment of the indebtedness or any part hereof, all in such order and manner as Secured Party in its discretion may determine. Secured Party shall then pay any balance to Debtor.

         7. Notwithstanding anything to the contrary herein, or in any other document, at any time that the Obligations shall have been paid in full, Secured Party shall (i) immediately return and release all Collateral, (ii) renounce all claims thereto, and (iii) execute and file any documents or statements reasonably requested by Debtor to establish the foregoing.

         8. If any provision of this Security Agreement is held to be unenforceable for any reason, it shall be modified to the extent necessary, if possible, rather than voided, in order to achieve the intent of the parties. In any event, all other provisions of this Security Agreement shall be deemed valid and enforceable to the full extent possible.

9. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed entirely within the State of California by residents of such State.



                                       2.

        Dated: April ___, 1997


                                     Debtor
                                     ELEXSYS INTERNATIONAL, INC.


                                     ---------------------------------------

                                     Printed Name: Milan Mandaric

                                     Title: Chairman and Chief Executive Officer



                                     Secured Party


                                     ---------------------------------------
                                     Printed Name:


                                       3.

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE ("First Amendment") is dated, for reference purposes only, April 14, 1997 and is entered into by HECTOR REGNER and VANNA REGNER (collectively, "Lessor") and NEUTRONIC STAMPINGS, INC., a California corporation ("Lessee"), for the purpose of amending that certain
Industrial Lease dated September 18, 1995 (the "Lease") by and between Lessor and Lessee concerning the lease of the property located at 10535 Lawson River Avenue, Fountain Valley, CA, as more specifically described in the Lease (the "Premises").


                                    RECITALS

         WHEREAS, Lessor and Lessee desire for their mutual benefit to amend certain terms and provisions of the Lease as provided herein;

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Term. The term of this Lease shall expire on January 31, 2002, rather than September 30, 2000.

2. Conditions to Effectiveness. The effectiveness of this First Amendment is hereby conditioned upon the closing of the transactions contemplated by the Stock Purchase Agreement dated April 7, 1997 (the "Stock Purchase Agreement") by and among Hector Regner, Vanna Regner, Elexsys International, Inc., and
Neutronic Stampings, Inc. (but only as to section 1.3 of the Stock Purchase Agreement). The Effective Date of this First Amendment (the "Effective Date") shall be that date of the Closing contemplated by the Stock Purchase Agreement. Until such Closing shall have been consummated, this First Amendment shall be of no force or effect.

3. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

4. Compliance With Law. Section 10 is amended by adding the following language as the second sentence in section 10:

   Notwithstanding the foregoing, Lessee shall not be responsible for compliance with any laws, codes, ordinances, requirements or other governmental directives respecting the Premises where such compliance is not related specifically to the distinctive manner of use and occupancy by Lessee of the Premises, as opposed to the use and occupancy of the Premises by any tenant. For example, if any governmental authority should require the

                                       1.

   Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Lessee's specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Lessor.

5. Improvements and Repairs. Section 12 is amended by adding the following language at the end of section 12:

   As of the Effective Date, Lessor represents and warrants that (i) it knows of no material defects in the Premises or Building which would unreasonably interfere with Lessee's use and enjoyment of the Premises; and (ii) the mechanical, electrical, air conditioning, ventilating and plumbing system and equipment serving the Premises are in good order and repair, provided, however that the representations and warranties set forth in this sentence shall not be deemed to imply that the Premises, the Building or the mechanical, electrical, air conditioning, ventilating and plumbing systems are suitable for any particular purpose. Each of the foregoing representations and warranties contained herein shall be true and correct as of the Effective Date and Lessor shall promptly correct any violation of the foregoing representations and warranties at its sole cost and expense.

6. Liability for Injury. Section 16 of the Lease is amended by deleting the first sentence of this section and replacing the same with the following language:

   Lessee agrees to save Lessor harmless and indemnify Lessor from all loss, damage, liability or expense incurred or claimed by reason of any injury or damage to any person or property which may be brought against Lessor or which Lessor may pay or incur arising from or relating to the use, occupancy and enjoyment of the Premises by Lessee, excluding those arising from or relating to the negligence, willful misconduct or omissions of Lessor, its agents, employees or contractors or a breach by Lessor of its obligations hereunder. Lessor agrees to save Lessee harmless and indemnify Lessee from all loss, damage, liability or expense incurred or claimed by reason of any injury or damage to any person or property which may be brought against Lessee or which Lessee may pay or incur to the extent such liabilities or matters arise from or relate to the negligence, willful misconduct or omissions of Lessor, its agents, employees or contractors. In the event that Lessor and Lessee shall both be negligent in respect of a particular matter, the losses, damages, liabilities or expenses incurred or claimed by any person in respect of such matter shall be borne by the parties in proportion to their respective relative negligence.

7. Subordination. Section 24 of the Lease is amended by adding the following language at the end of this section:

   Lessor represents to Lessee that as of the Effective Date there are no mortgages or deeds of trust or other liens encumbering the demised premises. Lessor agrees to provide Lessee with a commercially reasonable non-disturbance, subordination and attornment

                                       2.

   agreement in favor of Lessee from any mortgagee or beneficiary under a deed of trust to whom Lessee is subordinating its leasehold interest as a condition precedent to Lessee's agreement to be bound by this section 24. Such agreement shall provide that Lessee's quiet possession, use and enjoyment of the Premises during the Lease term (as the same may be extended) shall not be disturbed as long as Lessee is not in default of its obligations under the Lease.

8. Property Taxes and Insurance. Section 34 of the Lease is amended to read as follows:

   Lessee to pay Property Taxes and Insurance, as set forth in Section 16 of this Lease, in addition to rent.

9. Maintenance.  The following language is added at the end of Section 36:

   Notwithstanding anything in this Lease to the contrary, Lessor shall keep, repair and maintain in good condition the structural elements of the Building, including but not limited to the roof, exterior walls and foundation. Lessee shall be responsible for repair and maintenance of the parking lot and shall reseal the parking lot every two years, but shall not be obligated to repave the parking lot. Lessee shall be responsible for electrical maintenance.

10. Option. The following language is added at the end of Section 37:

   Lessee shall have the right to extend the Lease for one additional term of five (5) years (the "Extended Term") upon the same terms and conditions of this Lease, except Rent which shall be calculated as provided below. If Lessee desires to so extend the term of this Lease, Lessee shall notify Lessor in writing of its intention no later than three (3) months prior to the expiration of the original Lease term. Within thirty (30) days of Lessor's receipt of Lessee's election notice, Lessor shall notify Lessee in writing of the "prevailing rent" for the premises during the Extended Term (the "Prevailing Rent"). Within thirty (30) days of Lessee's receipt from Lessor of the proposed rent for the Extended Term, Lessee shall have the right to revoke its exercise of its extension option by providing notice thereof to Lessor in writing.

   For purposes hereof, Prevailing Rent for the Extended Term shall mean the effective base rental rates (including periodic adjustments to such base rental rates) then being received for premises of similar size and quality to the Premises, located in industrial parks in the Fountain Valley area which are similar in size and quality to the industrial park in which the Premises are located, leased for terms of approximately five years, and otherwise subject to leases containing substantially similar terms as those contained in this Lease. Notwithstanding the foregoing, "Prevailing Rent" shall not include any rental value attributable to improvements, alterations, fixtures, equipment and personal property installed at the Premises at Lessee's expense.

                                       3.

11. Environmental. The third paragraph of the Addendum to Lease dated December 1, 1996 ("Addendum") is deleted in its entirety and the following substituted therefor:

   Lessor shall defend, indemnify, and hold Lessee harmless from and against any and all liability, loss, suits, claims, actions, costs and expenses, including without limitation, any attorneys' fees, arising from any contamination of the Premises (including the underlying land and ground water) by any Hazardous Materials, where such contamination was not caused by Lessee. The indemnity obligations of Lessor under the Lease shall survive the expiration or termination of the Lease.

   Notwithstanding anything to the contrary contained in the Lease, Lessee's indemnification obligation contained herein shall apply only to the use, manufacture, storage or disposal of Hazardous Materials by Lessee, its employees, agents or contractors, on, under or about the Premises. Notwithstanding anything to the contrary contained in the Lease, Lessee may make use on the Premises of such Hazardous Materials as are connected with the businesses of plating and stamping.

   Upon termination of the Lease, at Lessee's sole expense, Lessee shall remove the two in-ground sump tanks on the Premises and the related in-ground plumbing and remediate Hazardous Materials in the ground of the Premises as a consequence of leaks from such tanks and plumbing, so that soil contamination is at or below levels acceptable to the relevant governmental authorities. Lessee shall provide a written report from an independent service to evidence compliance with the foregoing.

   The provisions of this Section 11 shall survive the termination of the lease for an indefinite period.

12. Improvements. The following language is added to the paragraph entitled "Improvements" in the Addendum:

   Notwithstanding anything to the contrary contained in this Lease, Lessee may make alterations, improvements or changes to the Premises only with Lessor's written consent, which consent will not be unreasonably withheld. Lessee shall not be required to remove any alterations, additions or improvements made to the Premises with Lessor's written consent.

13. Insurance. The phrase "paragraph 8.5" is hereby deleted from the second line of the last paragraph of the Addendum and the phrase "herein" is substituted therefor.

14. No Further Modification. Except as modified by this First Amendment, the Lease remains unchanged and in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       4.

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment.

LESSOR:



________________________________
HECTOR REGNER


________________________________
VANNA REGNER



LESSEE:

NEUTRONIC STAMPINGS, INC.


By:    __________________________

Name:  __________________________

Title: __________________________


                                       5.

                            FIRST AMENDMENT TO LEASE


         THIS FIRST AMENDMENT TO LEASE ("First Amendment") is dated, for reference purposes only, April 14, 1997 and is entered into by V.R. ENTERPRISES ("Lessor") and NEUTRONIC STAMPINGS, INC., a California corporation ("Lessee"), for the purpose of amending that certain Industrial Lease dated January 20, 1997 (the "Lease") by and between Lessor and Lessee concerning the lease of the property located at 10550 Lawson River Avenue, Fountain Valley, CA, as more specifically described in the Lease (the "Premises").


                                    RECITALS

         WHEREAS, Lessor and Lessee desire for their mutual benefit to amend certain terms and provisions of the Lease as provided herein;

         NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Conditions to Effectiveness. The effectiveness of this First Amendment is hereby conditioned upon the closing of the transactions contemplated by the Stock Purchase Agreement dated April 7, 1997 (the "Stock Purchase Agreement") by and among Hector Regner, Vanna Regner, Elexsys International, Inc., and
Neutronic Stampings, Inc. (but only as to section 1.3 of the Stock Purchase Agreement). The Effective Date of this First Amendment (the "Effective Date") shall be that date of the Closing contemplated by the Stock Purchase Agreement. Until such Closing shall have been consummated, this First Amendment shall be of no force or effect.

2. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease.

3. Compliance With Law. Section 10 is amended by adding the following language as the second sentence in section 10:

         Notwithstanding the foregoing, Lessee shall not be responsible for compliance with any laws, codes, ordinances, requirements or other governmental directives respecting the Premises where such compliance is not related specifically to the distinctive manner of use and occupancy  by  Lessee  of the  Premises,  as  opposed  to the  use  and occupancy of the Premises by any tenant. For example, if any governmental authority should require the Premises to be structurally strengthened against earthquake, or should require the removal of asbestos from the Premises and such measures are imposed as a general requirement applicable to all tenants rather than as a condition to Lessee's specific use or occupancy of the Premises, such work shall be performed by and at the sole cost of Lessor.


                                       1.

4. Improvements and Repairs. Section 12 is amended by adding the following language at the end of section 12:

         As of the Effective Date, Lessor represents and warrants that (i) it knows of no material defects in the Premises or Building which would unreasonably interfere with Lessee's use and enjoyment of the Premises; and (ii) the mechanical, electrical, air conditioning, ventilating and plumbing system and equipment serving the Premises are in good order and repair, provided, however, that the representations and warranties set forth in this sentence shall not be deemed to imply that the Premises, the Building or the mechanical, electrical, air conditioning, ventilating and plumbing systems are suitable for any particular purpose. Each of the foregoing representations and warranties contained herein shall be true and correct as of the Effective Date and Lessor shall promptly correct any violation of the foregoing representations and warranties at its sole cost and expense.

5. Liability for Injury. Section 16 of the Lease is amended by deleting the first sentence of this section and replacing the same with the following language:

         Lessee agrees to save Lessor harmless and indemnify Lessor from all loss, damage, liability or expense incurred or claimed by reason of any injury or damage to any person or property which may be brought against Lessor or which Lessor may pay or incur arising from or relating to the use, occupancy and enjoyment of the Premises by Lessee, excluding those arising from or relating to the negligence, willful misconduct or omissions of Lessor, its agents, employees or contractors or a breach by Lessor of its obligations hereunder. Lessor agrees to save Lessee harmless and indemnify Lessee from all loss, damage, liability or expense incurred or claimed by reason of any injury or damage to any person or property which may be brought against Lessee or which Lessee may pay or incur to the extent such liabilities or matters arise from or relate to the negligence, willful misconduct or omissions of Lessor, its agents, employees or contractors. In the event that Lessor and Lessee shall both be negligent in respect of a particular matter, the losses, damages, liabilities or expenses incurred or claimed by any person in respect of such matter shall be borne by the parties in proportion to their respective relative negligence.

6. Subordination. Section 24 of the Lease is amended by adding the following language at the end of this section:

         Lessor represents to Lessee that as of the Effective Date there are no mortgages or deeds of trust or other liens encumbering the demised premises. Lessor agrees to provide Lessee with a commercially reasonable non-disturbance, subordination and attornment agreement in favor of Lessee from any mortgagee or beneficiary under a deed of trust to whom Lessee is subordinating its leasehold interest as a condition precedent to Lessee's agreement to be bound by this section 24. Such agreement shall provide that Lessee's quiet possession, use and enjoyment of the Premises during the Lease term (as the same may be extended) shall not be disturbed as long as Lessee is not in default of its


                                       2.

         obligations under the Lease.

7. Property Taxes and Insurance. Section 34 of the Lease is amended to read as follows:

         Lessee to pay Property Taxes and Insurance, as set forth in Section 16 of this Lease, in addition to rent.

8.       Maintenance.  The following language is added at the end of Section 36:

         Notwithstanding anything in this Lease to the contrary, Lessor shall keep, repair and maintain in good condition the structural elements of the Building, including but not limited to the roof, exterior walls and foundation. Lessee shall be responsible for repair and maintenance of the parking lot and shall reseal the parking lot every two years, but shall not be obligated to repave the parking lot. Lessee shall be responsible for electrical maintenance.

9.       Option.  The following language is added at the end of Section 37:

         Lessee shall have the right to extend the Lease for one additional term of five (5) years (the "Extended Term") upon the same terms and conditions of this Lease, except Rent which shall be calculated as provided below. If Lessee desires to so extend the term of this Lease, Lessee shall notify Lessor in writing of its intention no later than three (3) months prior to the expiration of the original Lease term. Within thirty (30) days of Lessor's receipt of Lessee's election notice, Lessor shall notify Lessee in writing of the "prevailing rent" for the premises during the Extended Term (the "Prevailing Rent"). Within thirty (30) days of Lessee's receipt from Lessor of the proposed rent for the Extended Term, Lessee shall have the right to revoke its exercise of its extension option by providing notice thereof to Lessor in writing.

         For purposes hereof, Prevailing Rent for the Extended Term shall mean the effective base rental rates (including periodic adjustments to such base rental rates) then being received for premises of similar size and quality to the Premises, located in industrial parks in the Fountain Valley area which are similar in size and quality to the industrial park in which the Premises are located, leased for terms of approximately five years, and otherwise subject to leases containing substantially similar terms as those contained in this Lease. Notwithstanding the foregoing, "Prevailing Rent" shall not include any rental value attributable to improvements, alterations, fixtures, equipment and personal property installed at the Premises at Lessee's expense.

10. Environmental. The third paragraph of the Addendum to Lease dated December 1, 1996 ("Addendum") is deleted in its entirety and the following substituted therefor:

         Lessor shall defend, indemnify, and hold Lessee harmless from and against any and all liability, loss, suits, claims, actions, costs and expenses, including without limitation, any


                                       3.

         attorneys'  fees,  arising  from  any  contamination  of  the  Premises
         (including  the  underlying  land and  ground  water) by any  Hazardous
         Materials, where such contamination was not caused by Lessee. The indemnity obligations of Lessor under the Lease shall survive the expiration or termination of the Lease.

         The Provisions of this Section 10 shall survive the termination of the Lease for an indefinite period.

         Notwithstanding anything to the contrary contained in the Lease, Lessee's indemnification obligation contained herein shall apply only to the use, manufacture, storage or disposal of Hazardous Materials by Lessee, its employees, agents or contractors, on, under or about the Premises. Notwithstanding anything to the contrary contained in the Lease, Lessee may make use on the Premises of such Hazardous Materials as are connected with the businesses of plating and stamping.

11.      The   following   language   is   added  to  the   paragraph   entitled
"Improvements" in the Addendum:

         Notwithstanding  anything  to the  contrary  contained  in this  Lease,
         Lessee may make alterations, improvements or changes to the Premises only with Lessor's written consent, which consent will not be unreasonably withheld. Lessee shall not be required to remove any alterations, additions or improvements made to the Premises with Lessor's written consent.

12. Insurance. The phrase "paragraph 8.5" is hereby deleted from the second line of the last paragraph of the Addendum and the phrase "herein" is substituted therefor.

13. No Further Modification. Except as modified by this First Amendment, the Lease remains unchanged and in full force and effect.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       4.

IN WITNESS WHEREOF, the undersigned have entered into this First Amendment.


V.R. Enterprises

By:
    ---------------------------------------------

Name:
    ---------------------------------------------

Title:
    ---------------------------------------------

Neutronic Stampings, Inc.


By:
    ---------------------------------------------

Name:
    ---------------------------------------------

Title:
    ---------------------------------------------


                                       5.

                                     RELEASE


         This Release ("Release") is being executed and delivered as of April __, 1997, by _______________________ ("Releasor") in favor of, and for the benefit of, Neutronic Stampings, Inc., a California corporation (the "Corporation"), Elexsys International, Inc., a Delaware corporation ("Parent"), and the other Releasees (as defined in Section 2).


                                    Recitals

         A. Contemporaneously with the execution and delivery of this Release, pursuant to a Stock Purchase Agreement, dated as of April 7, 1997 (the "Agreement"), among the Releasor, Hector Regner, the Regner Family Trust dated September 10, 1984, the Corporation (as to Section 1.3 of the Agreement) and Parent, Parent is purchasing all of the outstanding capital stock of the Corporation (the "Acquisition"). As a result of the Acquisition, the Corporation is becoming a wholly owned subsidiary of Parent.

         B. Parent has required, as a condition to consummating the Acquisition, that Releasor execute and deliver this Release.


                                    Agreement

         In order to induce Parent to consummate the Acquisition, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by Releasor), Releasor hereby covenants and agrees as follows:

         1. Release. Releasor, for herself and for each of her Associated Parties (as defined in Section 2), hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees (as defined in Section 2) from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims (as defined in Section 2).

         2.  Definitions.

             (a) The term "Associated Parties," when used herein with respect to Releasor, shall mean and include: (i) Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) Releasor's past, present and future assigns, agents and representatives; (iii) each entity that Releasor has the power to bind (by Releasor's acts or signature) or over which Releasor directly or indirectly exercises control; and (iv) each entity of which Releasor owns, directly or indirectly, at least 50% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

             (b) The term "Releasees" shall mean and include: (i) Parent; (ii) the Corporation; (iii) each of the direct and indirect subsidiaries of Parent;
(iv) each other affiliate of Parent; and (v) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence, other than Releasor.

             (c) The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including:
(i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by Releasor in her capacity as a shareholder, director, officer or employee of the Corporation or in any other capacity; and
(iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement; (iv) any tort claim; and (v) any indemnification claim.

             (d) The term  "Released  Claims"  shall mean and  include  each and every Claim that (i) Releasor or any Associated Party of Releasor may have had in the past, may now have or may have in the future against any of the Releasees, and (ii) has arisen or arises out of, or relates to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release provided, however, that the Released Claims shall not include: (1) Releasor's rights, if any, against Parent under the Agreement; or (2) any rights that Releasor may have pursuant to the Leases, the Short Term Notes, the Notes, or the Security Agreements (as such terms are defined in the Agreement).

         3. Representations and Warranties. Releasor represents and warrants that:

             (a) Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

             (b) to the best of Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

             (c) to the best of Releasor's knowledge, no Associated Party of Releasor has or had any Claim against any of the Releasees;

             (d) to the best of Releasor's knowledge, no Associated Party of Releasor will in the future have any Claim against any Releasee that arises from or relates to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release;

             (e) this Release has been duly and validly executed and delivered by Releasor;

             (f) this Release is a valid and binding obligation of Releasor and Releasor's


                                       2.

Associated Parties, and is enforceable against Releasor and each of her Associated Parties in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

             (g) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of Releasor, threatened against Releasor or any of Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by Releasor under this Release;

             (h) neither the execution and delivery of this Release nor the performance hereof will: (i) result in any violation or breach of any agreement or other instrument to which Releasor or any of Releasor's Associated Parties is a party or by which Releasor or any of Releasor's Associated Parties is bound; or (ii) result in a violation or any law, rule, regulation, treaty, ruling, directive, order, arbitration award, judgment or decree to which Releasor or any of Releasor's Associated Parties is subject; and

             (i) no authorization, instruction, consent or approval of any person or entity is required to be obtained by Releasor or any of Releasor's Associated Parties in connection with the execution and delivery of this Release or the performance hereof.

         4. Indemnification. Without in any way limiting any of the rights or remedies otherwise available to any Releasee, Releasor shall hold harmless and indemnify each Releasee from and against, and shall compensate and reimburse each Releasee for, any loss, damage, injury, decline in value, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including reasonable attorneys' fees) charge, cost (including costs of investigation) or expense of any nature which are suffered or incurred at any time by any Releasee, or to which any Releasee otherwise becomes subject at any time, and that arises out of or by virtue of, or relates to: (a) any failure on the part of Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; (b) the assertion or purported assertion of any of the Released Claims by Releasor or, at any time such Associated Party is under the control of Releasor, any of Releasor's Associated Parties; or (c) any inaccuracy in or breach of any representation or warranty set forth in this Release.

         5. Notices. Any notice or other communication required or permitted to be delivered to Releasor, the Corporation or Parent under this Release shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other party


                                       3.

hereto):




                                       4.

         if to the Corporation:              Neutronic Stampings, Inc.
                                             c/o Elexsys International, Inc.
                                             4405 Fortran Court
                                             San Jose, CA 95134
                                             Attention:  Chief Financial Officer
                                             Tel: (408) 743-5400
                                             Fax: (408) 743-5401


         if to Parent:                       Elexsys International, Inc.
                                             4405 Fortran Court
                                             San Jose, CA 95134
                                             Attention:  Chief Financial Officer
                                             Tel: (408) 743-5400
                                             Fax: (408) 743-5401


         if to Releasor:




         6. Severability. If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

         7. Governing Law. This Release shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

         8. Waiver. No failure on the part of any Releasee to exercise any power, right, privilege or remedy under this Release, and no delay on the part of any Releasee in exercising any power, right, privilege or remedy under this Release, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Releasee shall be deemed to have waived any claim arising out of this Release, or any power, right, privilege or remedy under this Release, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         9. Captions. The captions contained in this Release are for convenience of reference only, shall not be deemed to be a part of this Release and shall not be referred to in connection with the construction or interpretation of this Release.

         10. Further Assurances. Releasor shall execute and/or cause to be delivered to the Corporation and Parent such instruments and other documents and shall take such other actions as Corporation or Parent may reasonably request to effectuate the intent and purposes of this Release.

         11. Entire Agreement. This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

         12. Amendments. This Release may not be amended, modified, altered, or supplemented other than by means of a written instrument duly executed and delivered on behalf of Releasor, Parent and the Corporation.

         13. Binding Nature. This Release will be binding upon Releasor and Releasor's Associated Parties and will inure to the benefit of each of the Releasees.

         14. Attorneys' Fees and Expenses. If any legal action or other legal proceeding relating to the enforcement of any provision of this Release is brought against Releasor, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         15. Construction.

             (a) For purposes of this Release, whenever the context requires: the singular number shall include the plural, and vice versa.

             (b) Releasor agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Release.

             (c) As used in this Release, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

             (d) Except as otherwise indicated, all references in this Release to "Sections" are intended to refer to Sections of this Release.

         Releasor has executed this Release as of the date first above written.



                                    --------------------------------------------

                                 PROMISSORY NOTE




$_____________                                             San Jose, California
                                                                  April __, 1997


         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay to the order of , the holder, at San Jose, California, in lawful money of the United States of America the principal sum of ___________________________________________ ($_________________) together with interest accrued from the date hereof on the unpaid principal at the rate of 8.00% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, on the date one year after the date hereof.

         This promissory note (the "Note") shall be secured by certain shares of common stock of Neutronic Stampings, Inc. ("Neutronic") in accordance with the Security Agreement entered into on this date between holder and the undersigned.

         This Note may be prepaid in whole or in part at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         Reference is made to that certain Stock Purchase Agreement dated April 7, 1997, among the holder, Vanna Regner, Hector Regner, the Regner Family Trust (dated September 10, 1984), Neutronic and the undersigned, for additional terms to which this Note is subject.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                       ELEXSYS INTERNATIONAL, INC.,
                                       a Delaware corporation

                                       By:   ___________________________

                                       Name: ___________________________

                                       Title:___________________________

                                   SHORT TERM
                                 PROMISSORY NOTE




$500,000.00                                   San Jose, California
                                                    April __, 1997


         For Value Received, the undersigned hereby unconditionally promises to pay to the order of_____________________________, the holder, at San Jose, California, in lawful money of the United States of America the principal sum of Five Hundred Thousand Dollars ($500,000) together with interest accrued from the date hereof on the unpaid principal at the rate of 8.00% per annum, or the maximum rate permissible by law (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less, on the date thirty days after the date hereof.

         This promissory note (the "Note") shall be secured by certain shares of common stock of Neutronic Stampings, Inc. ("Neutronic") in accordance with the Security Agreement entered into on this date between holder and the undersigned.

         This Note may be prepaid in whole or in part at any time without penalty. All money paid toward the satisfaction of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

         Reference is made to that certain Stock Purchase Agreement dated April 7, 1997, among the holder, Vanna Regner, Hector Regner, the Regner Family Trust (dated September 10, 1984), Neutronic and the undersigned, for additional terms to which this Note is subject.

         This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                                       Elexsys International, Inc.,
                                       a Delaware corporation


                                       By:    ___________________________

                                       Name:  ___________________________

                                       Title: ___________________________

                                 EXHIBIT 2.5(e)


1. A down payment of $12,000 was paid by James Tong / Quality Tool & Die and received by the Corporation in connection with the Purchase order identified as Item 2 of Exhibit 2.5(f).

                                 EXHIBIT 2.5(f)


1. Purchase order, dated 3/21/97, from Wearnes Hollingsworth to the Corporation (Purchase Order No. 102316).

2. Purchase order, dated 3/21/97, from James Tong / Quality Tool & Die to the Corporation (Purchase Order No. 002606).

3. Purchase order, dated 12/19/96, from Circuit Assembly Corp to the Corporation (Purchase Order No. A30331).

                                 EXHIBIT 2.5(h)


1.       See Section 4.5 of the Agreement

                                 EXHIBIT 2.5(k)


1.       Personal  gasoline  and car wash  expenses  in an amount  not to exceed
         $300.

                                 EXHIBIT 2.5(l)


1.       See Exhibits 2.5(e), 2.5(f), 2.5(h) and 2.5(k)

                                 EXHIBIT 2.6(b)


1. Bruderer BSTA 30-II High Speed Automatic Punch Press, including Roll Feed Type 202/120 (Serial no. 1403) (leased from the Corporation to H & V Services).

2. Bruderer BSTA 30-II High Speed Automatic Punch Press, including Roll Feed Type 202/120 (Serial no. 1477) (leased from the Corporation to H & V Services).

3.       Plating machine leased from Symtron Corporation to Neutronic Plating.

4.       Loaned dies:

         DESCRIPTION                        QTY.  P/N
         -----------                        ----  ---
         AMP
         ---
         11-5431                            1     Inactive last 3 years
         11-622004                          1     Inactive last 3 years

         Burndy
         ------
         89331                              1     Inactive last 5 years
         89332                              1     Inactive last 5 years

         Component Equipment Co., Inc.
         -----------------------------
         .100x.200                          1     1001-X
         .125x.250                          1     1252-X
         .156x.250                          1     1562-X

         Elexsys International
         ---------------------
         Die                                1     SSC 1020-550-725
         Die                                1     SSC 1225-550-725
         Die                                1     SSC 1562-460-725
         Die                                1     SKP 121880

         ELCO
         ----
         Die                                1     5360-12 Inactive last 3 years

         Circuit Assembly Corp.
         ----------------------
         VDO die                            1     Obsolete
         Die               #3025            1     11209-X
         IDS2 die          #3020            1     11247
         Die               #3028            1     11063-X
         Die               #3027            1     11046-X

         NFDP              #3038            2     11243
         NFDS              #3036            1     11238

         DESCRIPTION                        QTY.    P/N
         -----------                        ----    ---

         Circuit Assembly Corp. (cont.)
         ------------------------------
         NFS               #3042            1
         NFT               #3034            1

         Component Equipment Co., Inc.
         -----------------------------
         Die                                1       PCF 1000-X
         Die                                1       PCF 4000-X
         Die                                1       PCF 3000-X
         Die                                1       PSH/PCH 2001-X

         Dynatech
         --------
         Dynatech die                       1       Obsolete

         H & V Services
         --------------
         Die                                2       SCP 100-370-500

         Teledyne
         --------
         Die                                1       412-170
         Die                                1       412-170 Obsolete

         Viking (PCD Tools)
         ------------------
         Die                                1       215-410-200
         Die                                1       214-613
         Die                                1       002-61-007 Inactive last
                                                    2 years

         Bechman
         -------
         Die                                1       200-304-23


An additional eight (8) dies exist; six (6) of which are complete and two (2) currently are in construction. Vanna Regner will identify all such dies prior to the Closing.

                                 EXHIBIT 2.6(c)


Hector Regner & Vanna Regner
----------------------------

1.       618HA Hand Feed Surface Grinder (22305) (owned).

2.       G-18 Jig Moore Grinder (owned).

3.       Bruderer 8011              BSTA 60 (owned).

4.       Bruderer 7113              BSTA 30-I (owned).

5.       Bruderer 7321              BSTA 30-I (owned).

6.       Bruderer 6814              BSTA 30-I (owned).

7.       Bruderer 6818              BSTA 30-I (owned).

8.       Bruderer 6360              BSTA 30-I (owned).

                                 EXHIBIT 2.6(f)


1.       None.



                                Exhibit 2.7(a)(1)

47 Dies Identified
 6 To be Identified
 2 in Consruction
-------------------
 55 Total

                                                                                                     March 10, 1997
                                                                                                    ---------------

                                                                                                      List of dies:
                                                                                                    ---------------
                                                          AMP
                                                          ---


Description                                 Qty.                                P/N
----------                                  ---                                 ---
11-5431                                     1                                   Inactive last 3 years
11-622004                                   1                                   Inactive last 3 years

                                                        BURNDY
                                                        ------

Description                                 Qty.                                P/N
----------                                  ---                                 ---
89331                                       1                                   Inactive last 3 years
893332                                      1                                   Inactive last 3 years

                                               COMPONENT EQUIPMENT CO., INC.
                                               -----------------------------

Description                                 Qty.                                P/N
----------                                  ---                                 ---
 .100x.200                                   1                                   1001-X
 .125X.250                                   1                                   1252-X
 .156X.250                                   1                                   1562-X

                                                  ELEXSYS INTERNATIONAL
                                                  ---------------------
Description                                 Qty.                                P/N
----------                                  ---                                 ---
Die                                         1                                   SSC 1020-550-725
Die                                         1                                   SSC 1225-550-725
Die                                         1                                   SSC 1562-460-725
Die                                         1                                   SKP 121880





                                                        ELCO
                                                        ----
Description                                 Qty.                                P/N
----------                                  ---                                 ---
Die                                         1                                   5360-12 Inactive last 3 years

                                                 CIRCUIT ASSEMBLY COPR.
                                                 ----------------------
Description                                 Qty.                                P/N
----------                                  ---                                 ---
VDO die                                     1                                   Obsolete
Die               #3025                     1                                   11209-X
IDS2 die          #3020                     1                                   11247
Die               #3028                     1                                   11063-X
Die               #3027                     1                                   11046-X
NFDP              #3038                     2                                   11243
NFDS              #3036                     1                                   11238
NFS               #3042                     1
NFT               #3034                     1

                                                COMPONENT EQUIPMENT CO, INC.
                                                ----------------------------
Description                                 Qty.                                P/N
----------                                  ---                                 ---
Die                                         1                                   PCF 1000-X
Die                                         1                                   PCF 4000-X
Die                                         1                                   PCF 3000-X
Die                                         1                                   PSH/PCH 2001-X

                                                        DYNATECH
                                                        --------
Description                                 Qty.                                P/N
----------                                  ---                                 ---
Dynatech die                                1                                   Obsolete

                                                     H & V SERVICES
                                                     --------------
Description                                 Qty.                                P/N
----------                                  ---                                 ---
Die                                         2                                   SCP 100-370-500

                            NEUTRONIC STAMPINGS, INC.
                            -------------------------
Description                                 Qty.                       P/N
-----------                                 ---                        ---
 .100 SIC Complaint                          1

 .100 C-C .100 x .200 Cantilever              1                      NS102-X

 .100 C-C .100 x .200 -/- 2up die             1                      NS102-X

 .125 C-C .125 x .250 Cantilever              1                      NS202-X

 .100 C-C Bandolier P/N die                   1                      NS602-X

 .125 C-C Bandolier P/N die                   1                      Obsolete

 .200 C-C Bandolier P/N die                   1                      Obsolete

 .100 C-C Pin die (SPK)                       1                      NS401-X

 .100 C-C Socket din die                      1                      NS701-X

 .100 C-C Complaint pin die                   1                      NS405-X

 .100 C-C Bandolier bellow die                1                      NS501-X


                                    TELEDYNE
                                    --------
Description                                 Qty.                       P/N
-----------                                 ---                        ---
Die                                          1                      412-170

Die                                          1                      412-170
                                                                    Obsolete

                               VIKING (PCD TOOLS)
                               ------------------
Description                                 Qty.                       P/N
-----------                                 ---                        ---
Die                                          1                     215-410-200

Die                                          1                     214-613

Die                                          1                     002-61-007
                                                                   Inactive last
                                                                   2 years


                                     BECHMAN
                                     -------
Description                                 Qty.                       P/N
-----------                                 ---                        ---
Die                                          1                     200-304-23

                              ASSETS OWNED BY H & V SERVICES (BLUE)

                          Schedule of Assets - Machinery and Equipment

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----
01                 RAPID Air Reel                     11/83               1,598

02 & 02A           2 Lazy Susan Uncoilers             12/83                 928

03                 Rapid Air Reel                      1/84               1,023

04                 Bruderer BSTA 30 II (S.N. 1069)     2/84              89,349

05 & 05A           2 Rapid Air Reels                   5/84               3,175

06 & 06A           2 Lo-Boy De-Reelers                 8/87               7,688

07                 Traverse Wound De-Coiler            2/91               3,752

08                 Scale                               7/91               1,643

09                 Traverse Wound De-Coiler            7/91               3,233

10                 Traverse Wound De-Coiler            7/91               3,233

11                 Traverse Wound De-Coiler            4/92               3,233

12                 PR-TWR-LO-BOY                       3/94               3,873




                               HECTOR & VANNA REGNER (Burgundy)

                                      Schedule of Assets
                                      ------------------

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

001                618HA Hand Feed Surface            10/84            $ 18,000
                   Grinder (22305)

003                G-18 Jig Moore Grinder              5/82              89,814

004                Bruderer 8011   BSTA 60             6/82             141,976

005                Bruderer 7113   BSTA 30-I          12/84              44,202

006                Bruderer 7321   BSTA 30-I          12/84              44,202

007                Bruderer 6814   BSTA 30-I          12/83              44,212

008                Bruderer 6818   BSTA 30-I          12/83              44,212

                               HECTOR & VANNA REGNER (Burgundy)

                                      Schedule of Assets
                                      ------------------

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

009                Bruderer 6360   BSTA 30-I           4/83              43,311

(Yellow)
                    ASSETS OWNED BY NEUTRONIC PLATING SERVICE

                  Schedule of Assets - Machinery and Equipment
                  --------------------------------------------

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

1

2               P H /Meter                             6/83            $  3,064

3

5

6

7

8               Equipto Beams for Existing Rack lpr.    3/84                680

9

10              Used Plating Line & Plating cells       9/84             37,672
                  WesternThermal-Parts (Elect)          1/85              2,130
                  Labor/ Elect.                         1/85              3,648
                  Electrical                            3/85              2,232
                  Electrical                            5/85              1,250
                  New Add'l Equip/Attachments           6/86              8,100
                  New Add'l Equip/Attachments           8/86              7,914
                  Construction/ Refurbishing            6/86                750
                  Labor-Platic fabrication              9/86              2,980
                  Refurbishing                          4/88              5,871
                  Syncro-Plat III Cells and Lids        8/67              5,830

11              Brush Plating Apparatus                 4/85             45,224

12

13              Bausch & Lomb Stereo Zoom Microsc.      2/86                925

14              60" Selective Plating Cell              3/86             26,500

16              Tecton PDM-2040                         1/87              7,928

17              Tecton PDM-2040                         2/87              7,928

18              Tecton PDM-2040                         7/87              7,928

19              IL 157 Atomic Absorption                9/87              8,331
                Spectrophotometer

20              Double Take-up Assembly                 8/87              5,714

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

21

22              Rotary Brush Plater                     3/89             12,932

23              DEGREASING UNIT                         5/94              3,117

24              CUSTOM HOR/VER TAKEUP                   9/95              5,390

25              X-RAY SYSTEM                           10/95             38,008

26              PERCULATOR FILTER SYSTEM               10/95              2,706

27              GEMSTONE FILTER PRESS                   9/96              6,907

                       ASSETS OWNED BY NEUTRONIC STAMPING

                         Schedule of Assets - Category 1
                         -------------------------------

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

3              Fosdick Drill Press                      1972                 912

5

6              Grob Band Saw                            1975               2,597

7              Bruderer BSTA-I  SN 4050                 1975              28,624

8              Gage Block Set                           1977                 394

9              2-Torit-Dust Collector                   1977                 864

10             Bruderer BSTA-I  SN 4167                 1976              29,588

12             Big Joe Lift Truck                       1976                 897

13             Rapid Air Reel                           1976                 869

14             Drafting Table                           1975                 600

16/16-A        Welding Equip./Sine Plate                1976               1,407

17

19             Heptell Torit-Dust Collector             12/79              1,164

20             Motorized Cylindrical Fixture            4/80               1,198

21

22             Gerney Harig Grinding Fixture            5/79                 750

23             Rapid Air Reel                           2/76                 737

25             Rapid Air Reel                           1/77                 839

26             Lazy Susan                               2/77                 212

27             Rapid Air Reel                           5/78               1,511

28             Rapid Air Reel                           10/78              1,002

29             Rapid Air Reel                           7/79               1,030

30

31             Lazy Susan                               10/79                360

32             Rapid Air Reel                           3/80                 955

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

34             P G Optidress                            4/80               5,745

36             Howe Richarson Scale                      3/78                588

37             Nikon Microscope                          2/76                647

38             Norton Truing Device                      6/76                292

39             Econ/Elevating Table 2000                 5/78                546

40             Econ/Shop Lifter CW -54                   5/79                949

41             Econ/Elevating Table 2000                 5/78                588

42             Bridgeport Milling Machine                8/78              6,493

44             Bruderer BSTA 30-I  SN 5022               1/79             38,603

45             Bruderer BSTA 30-I  SN 5163               4/79             37,780

46             Clark Forklift  UT                        2/79              4,240

47             Bruderer BSTA 30-I  SN 5265               8/79             40,116

48             Shelving                                  10/79               680

49             Shelving                                  1/80              1,128

50

51             Bruderer BSTA 30-II  SN 1403              12/79            81,520

52             Bruderer BSTA 30-II  SN 1477              8/80             92,153

53             Brown & Sharpe 618 Grinder                9/80             21,702

54             Bruderer BSTA 30-I  SN 5593               8/80             43,994

55             Econ/Elevating Table 2000                 6/80                636

56

57

58             Rapid Air Reel                            7/80              1,263

59             Lazy Susan                                7/80                342

60             Rapid Air Reel                            8/80              1,264

61             Rapid Air Reel                            10/80             1,264

63             Toolmaker Microscope-Nikon                11/80             3,688

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

64             Unitron Microscope                        11/80             1,328

65             Bruderer BSTA 30-I  SN 5738               11/80            42,533

66             Reid Model 618-Grinder                    11/80            12,699

67             Reid Model HR Grinder                     11/80            11,983

68             P G Optidress                             11/80             5,980

69             Bruderer BSTA 30-II  SN 1573              2/81             91,096

70             Big Joe Lift Truck                        5/81              1,429

71             Rapid Air Reel                            4/81              1,370

72             Rapid Air Reel                            5/81              1,299

73             Torit-Cabinet Filter Collector            5/81              1,250

74             Rapid Air Reel                            8/81              1,554

75             Rapid Air Reel                            8/81              1,533

80             Bruderer BSTA 30-II  SN 1646              9/81             94,276

81

82             Rapid Air Reel                            10/81             1,554

83             Econ/Elevating Table 2000                 10/81               673

84             Econ/Elevating Table 2000                 10/81               673

85

86             Bridgeport Milling Machine                3/82              8,934

87             Spool Rack                                5/82              1,272

90             Parker-Majestic Surface Grinder           11/82            22,069

91             Parker-Majestic Surface Grinder           11/82            22,069

92             Opti-Comparator Gage Master               11/82             5,978

93             Fowler Gate Block Set                     11/82             2,153

94             Econ/Elevating Table 2000                 2/83                763

95             Lazy Susan                                2/83                392

96             Lazy Susan                                2/83                392

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

97             Nikon Microscope                          2/83              1,307

98             Nikon Microscope                          2/83              1,306

99             Big Joe Lift Truck                        3/83              1,643

100

101            Gage Master Comparator                    3/83              5,195

102

103

104            Pallet Racks                              4/83              1,962

105            Mojave Granite Surface Plate              4/83                900

106            Mojave Granite Steel Base                 4/83                900

107            Reid Model 618 Grinder                    5/83             15,202

108

109

110

111

114            Torit-Dust Collector                      11/83             1,018

115            Mitutoyo Gage Block                       11/83               453

116            Surface Grinder                           11/83            13,370

117            Harig Grind-All                           11/83             1,933

120            Yale Forklift                             5/84              3,500

121            Cam Roll Feed R-1029                      10/83             7,261

121-A

121-B

122            Rapid Air Reel                            7/84              1,587

122-A          Rapid Air Reel                            7/84              1,588

123            Lazy Susan                                10/84               880

124            Big Joe Lift Truck                        10/84             1,548

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

125            Cam Roll Feed-Bruderer                    10/84             7,261

126            Econ/Elevating Table 2000                 10/84             1,643

127            Opti-Comparator Gage Master               11/84             6,040

127-A          Opti-Comparator Gage Master               11/84             6,041

128            Ingersoll-Rand Compressor                 11/84             9,875

128-A          Ingersoll-Rand Dryer                      11/84             2,160

129

130            Agiecut EMT 1.10                          7/85             44,211

132            2-Lyon Cabinet Benches                    2/86                691

133            Grind-All #1                              2/86              1,566

136            Ledge Inspection Surface Plate            2/86                315

138            Microscope SMZ-2B with                    6/86              1,744
               Accessories

141            Lo-Boy De-Reeler  SN 21187                6/87              3,436

142            Air Compressor (from Universal            3/85              2,300
               9/87)

143            Toyota Forklift                           3/85              4,900

147            Air Compressor/Dryer                      4/85                774

148            Bruderer Cam Feed For 3OT-I               11/87             7,632

149            Lo-Boy De-Reeler  SN 12287                1/88              3,129

152            Traverse Wound De-Coiler  S.N.            12/90             3,294
               1021

153            Traverse Wound De-Coiler  S.N.            12/90             3,294
               1022

154            MTI 950-928 Comparator                    1/91             11,368
               w/attachments

155            Traverse Wound De-Coiler  S.N.            4/92              3,232
               1034

156            2 Takeup Machines/Tension                 1/95             11,960
               Control Dev.

 Asset                                                 Date
  No.              Name of Asset                     Acquired              Cost
------             -------------                     --------              -----

157            Ingersoll Rand Air Compressor             9/96              5,853

                                EXHIBIT 2.7(a)(2)


Neutronic Stampings
-------------------
Description                                          Qty.               P/N
-----------                                          ----               ----
 .100 SIC Compliant                                   1
 .100 C-C .100 x .200 Cantilever                      1                 NS102-X
 .100 C-C .100 x .200 -- 2-Up die                     1                 NS102-X
 .125 C-C .125 x .250 Cantilever                      1                 NS 202-X
 .100 C-C Bandolier P/N die                           1                 NS602-X
 .125 C-C Bandolier P/N die                           1                 Obsolete
 .200 C-C Bandolier P/N die                           1                 Obsolete
 .100 C-C Pin die (SPK)                               2                 NS401-X
 .100 C-C Socket din die                              1                 NS701-X
 .100 C-C Compliant pin die                           1                 NS405-X
 .100 C-C Bandolier bellow die                        1                 NS501-X
Burndy Form Die P/N 88758                            1                 Obsolete


An additional eight (8) dies exist; six (6) of which are complete and two (2) currently are in construction. Vanna Regner will identify all such dies prior to the Closing.

                                   EXHIBIT 2.8


1. Agreement, dated 12/14/95, by and between the Corporation and CECO for the construction of a die. The Corporation completed construction of the die, but to date, the Corporation has not received payment.

2. Consulting Fee Addendum, dated 4/5/94, by and between the Corporation, Hector Regner, Dietronic Stampings, Inc. and Juergen Krogmann, entitling Mr. Krogmann to five percent (5%) of gross proceeds billed to A.W. Industries by the Corporation. To date, no such sales or commissions have been paid.

3.      See Exhibit 2.5(f)

                                  EXHIBIT 2.11


1. The Corporation is aware that two to five employees currently are working with illegal social security numbers.

2.      See Exhibit 2.12

                                  EXHIBIT 2.12


1. High speed presses located on company property lack sound enclosures to bring noise levels to Osha Standards.

2. Notice of violation from Orange County Sanitation District ("Notice of Violation"), dated 8/1/95, to Neutronic Plating and non-compliance bill for $519.00.

3.      Notice of Violation, dated 6/24/93, to Neutronic Plating.

4.      Notice  of  Violation,   dated   4/20/90,   to  Neutronic   Plating  and
        non-compliance bill for $46.50.

5.      Notice  of  Violation,   dated   2/26/89,   to  Neutronic   Plating  and
        non-compliance bill for $2.40.

6.      Notice  of   Violation,   dated   9/8/88,   to  Neutronic   Plating  and
        non-compliance bill for $13.60.

7.      Notice  of  Violation,   dated   1/28/88,   to  Neutronic   Plating  and
        non-compliance bill for $6.00.

8.      Notice  of  Violation,   dated  10/15/87,   to  Neutronic   Plating  and
        non-compliance bill for $103.00.

9.      Notice  of   Violation,   dated   7/8/87,   to  Neutronic   Plating  and
        non-compliance bill for $32.00.

10.     Notice  of  Violation,   dated   4/24/87,   to  Neutronic   Plating  and
        non-compliance bill for $23.50.

11.     Notice  of   Violation,   dated   1/8/87,   to  Neutronic   Plating  and
        non-compliance bill for $5.00.

12. Hazardous Waste Inspection Report, dated 1/27/97, by Orange County Health Care Agency.

13.     See Compliance Audit, dated 7/6/94, prepared by ATEC Associates, Inc.

14. See Report of Preliminary Site Investigation, dated 2/25/97, by Atlas Environmental Engineering, Inc., as supplemented by Addendum dated March 24, 1997.

15. Currently, neither the Corporation nor either Partnership has scrubbers or permits to install such equipment for use in the plating process.

                                  EXHIBIT 2.20


1. Letter, dated September 22, 1986, from AMP Incorporated ("AMP") to Symtron Corporation regarding infringement of U.S. Patent No. B1 4,186,982 held by AMP.

2.      1978  patent   infringement   suit  by  Custom   Stamping   against  the
        Corporation, Hector Regner and Vanna Regner. The case was settled and only attorney costs were incurred.